UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee	paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEARS HOLDINGS CORPORATION

3333 Beverly Road

Hoffman Estates, Illinois 60179

April 3, 2007

AYLWIN B. LEWIS

Chief Executive Officer and President

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Sears Holdings Corporation (the “Company” or “Sears Holdings”) on Friday, May 4, 2007. The meeting will begin at 9:30 a.m. (Central time) in the Sears Holdings General Session Room, 3333 Beverly Road, Hoffman Estates, Illinois.

The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting. Your proxy card and the Company’s 2006 Annual Report on Form 10-K also are enclosed.

Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

If you plan to attend the meeting:

If you are a stockholder of record and you plan to attend the meeting, please keep the admission ticket that is attached to the enclosed proxy card, as you must present this ticket to be admitted to the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding shares in brokerage accounts (“street-name stockholders”) will need to bring a copy of a brokerage statement, proxy or letter from the broker confirming ownership of Sears Holdings shares as of the record date of March 7, 2007. Registration will begin at 9:00 a.m. and seating will begin at 9:15 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

Aylwin B. Lewis

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Notice of 2007 Annual Meeting of Stockholders

Date:	May 4, 2007
Time:	9:30 a.m. Central time
Place:	Sears Holdings General Session Room

3333 Beverly Road

Hoffman Estates, Illinois 60179

We invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (“Sears Holdings,” “Company,” “our company,” “we,” “our” or “us”) to:

1.	Elect eight directors;

2.	Approve the first amendment to the Sears Holdings Corporation Umbrella Incentive Program;

3.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2007; and

4.	Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to notice of, and to vote at, this annual meeting is March 7, 2007. Only stockholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying Proxy Statement.

This Notice of 2007 Annual Meeting of Stockholders, as well as the accompanying Proxy Statement and proxy card, are being mailed to our stockholders commencing on or about April 6, 2007.

It is important that your shares are represented at the meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing the enclosed proxy card in the return envelope provided. Specific instructions for voting by telephone or through the Internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace any earlier vote.

By Order of the Board of Directors

William R. Harker

Senior Vice President, General Counsel and Secretary

April 3, 2007

Proxy Statement

This Proxy Statement and the accompanying proxy card are being mailed to stockholders of Sears Holdings Corporation in connection with the solicitation of proxies by the Board of Directors for the 2007 Annual Meeting of Stockholders being held on May 4, 2007.

APPENDIX A	FIRST AMENDMENT TO UMBRELLA INCENTIVE PROGRAM	A-1
APPENDIX A-1	SEARS HOLDINGS CORPORATION 2007 EXECUTIVE LONG-TERM INCENTIVE PROGRAM	A-1-1

QUESTIONS AND ANSWERS

Q:	What is a Proxy?

A:	A proxy is your legal designation of another person (the “Proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are authorizing someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The Proxy is being solicited by our Board of Directors.

Q:	What is a Proxy Statement?

A:	A Proxy Statement is a document, such as this one, required by the Securities and Exchange Commission (the “SEC”) that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I voting on at the Annual Meeting?

A:	At the Sears Holdings 2007 Annual Meeting (the “Annual Meeting”), our stockholders are asked to:

•	elect eight directors (see page 5);

•	approve the first amendment to the Sears Holdings Corporation Umbrella Incentive Program (see page 33);

•	ratify the appointment of Deloitte & Touche LLP as our independent public accountants for fiscal year 2007 (see page 40); and

•	consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on March 7, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock has one vote. There were 153,776,794 shares of common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a Proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet by following the instructions attached to your proxy card. If you are a street-name stockholder, your broker or other nominee has enclosed or provided a voting instruction card for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc. (formerly known as ADP Investor Communications, Inc.), an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the Corporate Secretary at Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary. The last vote received prior to the meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting.

Q:	Can I revoke a Proxy?

A:	Yes, registered stockholders may revoke a properly executed Proxy at any time before it is exercised by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

Q:	What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently in some way and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-800-732-7780). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under one or more of the following plans:

•	the Sears Holdings 401(k) Savings Plan;

•	the Lands’ End, Inc. Retirement Plan;

•	the Sears Puerto Rico Savings Plan;

•	the Kmart Retirement Savings Plan for Puerto Rico Employees;

•	the Kmart Retirement Savings Plan for Manteno Distribution Center Union Employees; or

•	the 2006 Associate Stock Purchase Plan.

We refer to the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, the Kmart Retirement Savings Plan for Puerto Rico Employees and the Kmart Retirement Savings Plan for Manteno Distribution Center Union Employees collectively as the “401(k) Plans.” If you hold shares of Sears Holdings common stock through a 401(k) Plan, your proxy card will instruct the trustee of your plan how to vote the shares allocated to your plan account.

Q:	What happens if I submit a proxy card without giving specific voting instructions?

A:	If you hold your shares as a registered stockholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxies will vote your shares as recommended by the Board of Directors. If you do not vote shares that you hold through the 401(k) Plans (or you submit your proxy card with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way other participants in your 401(k) Plan vote their shares.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by Proxy at the meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How does the voting work?

A:	For each item, voting works as follows:

Item 1: To elect any director, the vote of the holders of a plurality of the shares present or represented by Proxy and entitled to vote on the election of directors is required.

Items 2 and 3: Under the NASDAQ Marketplace Rules, the first amendment to the Umbrella Incentive Program and ratification of the appointment of auditors will be deemed approved if a majority of the total votes cast on these items are voted “for” approval.

Abstentions from voting on a particular matter, and shares held in “street name” by brokers or other nominees that are not voted, including because the broker or nominee does not have discretionary authority to vote those shares as to a particular matter, will not be counted as votes either for or against that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the total votes cast, although those shares will count for quorum purposes. Abstentions from voting for one or more director nominees will result in the respective nominees receiving fewer votes.

Q:	Who may attend the Annual Meeting?

A:	Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you are a registered stockholder and you plan to attend the meeting, please keep the admission ticket attached to the enclosed proxy card, as you must present this ticket to be admitted to the meeting. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). Street-name stockholders will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Sears Holdings shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2007 Annual Report on Form 10-K and the proxy statement for our 2008 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees your company incurs in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	Sears Holdings has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, based on the stockholders’ prior express or implied consent. This procedure reduces the printing costs and fees your company incurs in connection with the solicitation of proxies. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings in any way. If a single copy of the annual report and proxy statement was delivered to an address that you share with another shareholder, at your written or oral request we will promptly deliver a separate copy.

Q:	How do I revoke my consent to the householding program?

A:	If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you may revoke your consent by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You may also revoke your consent by contacting Sears Holdings’ householding agent by calling toll free at 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

If you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder, you may contact us to participate in the householding program by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of all Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.searsholdings.com under the heading “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that

•	A majority of the members of the Board must be independent directors to the extent required by the securities laws and the NASDAQ Marketplace Rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage at the Company’s expense independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

Director Independence

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board has determined that each of the following directors, who together constitute a majority of the members of our Board, is an “independent director” as defined in the NASDAQ Marketplace Rules:

Steven T. Mnuchin

Richard C. Perry

Ann N. Reese

Thomas J. Tisch

Additionally, our Board has determined that Ms. Scott, our non-incumbent nominee for director, is independent as defined in the NASDAQ Marketplace Rules.

In the course of the Board’s independence determination, the Board considered transactions, relationships and arrangements required to be disclosed pursuant to SEC rules. In particular, the Board evaluated for:

•

each of directors Mnuchin, Perry, Reese, and Tisch and our director nominee, Scott, the annual amount of sales to Sears Holdings by the entity where he or she serves as an executive officer or managing member, and purchases by Sears Holdings from the entity where he or she serves as an executive officer or managing member; and

•

each of directors Mnuchin, Perry, Reese, and Tisch and our director nominee, Scott, any charitable contributions by Sears Holdings to the charitable organizations where he or she serves as an executive officer, director or trustee.

Based on this evaluation, the Board determined that each of the independent directors and our director nominee has no relationship with the Company, except as described in “Certain Relationships and Transactions” on page 11 of the Proxy Statement.

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ Marketplace Rules. The Board of Directors has further determined that Ann N. Reese, the chair of the Audit Committee, and Steven T. Mnuchin are “audit committee financial experts,” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

ITEM 1.    ELECTION OF DIRECTORS

Item 1 is the election of eight nominees to our Board of Directors. If elected, all eight nominees will hold office until the next Annual Meeting or until their successors are elected and qualified. The persons named in the enclosed proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of directors constituting the entire Board of Directors is currently fixed at eight. One of our current directors, Donald J. Carty, has decided not to stand for re-election to the Board at the Annual Meeting. Mr. Carty has indicated his intention to serve until the Annual Meeting. The Board has approved the recommendation of the Nominating and Corporate Governance Committee that Emily Scott be nominated for election as a director at the Annual Meeting. Emily Scott was known to, and recommended to the Nominating and Governance Committee by, a non-management director. All other candidates have previously been elected by stockholders. The proxies may not vote for the election of more than eight nominees for director at the Annual Meeting.

The Board of Directors expects all nominees to be available for election. If any nominee is not available, the proxies may vote your shares for a substituted nominee if you have submitted your proxy.

All of the current members of our Board of Directors except Richard C. Perry have served as directors since at least the consummation of the merger transaction involving Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”) on March 24, 2005 (the “Merger”). Mr. Perry was elected to our Board of Directors on September 26, 2005.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION

OF THE EIGHT NOMINEES FOR DIRECTOR.

Information regarding the director nominees is set forth below.

William C. Crowley, 49, has served as an Executive Vice President of the Company since March 2005, as its Chief Administrative Officer since September 2005 and as its Chief Financial Officer since January 2007. He also served as the Company’s Chief Financial Officer from March 2005 to September 2006. Mr. Crowley has served as Chairman of the Board of Sears Canada since December 2006 and as a director of Sears Canada since March 2005. Prior to the Merger, Mr. Crowley served as Senior Vice President, Finance of Kmart, and had served as an officer of Kmart since 2003. Mr. Crowley is also the President and Chief Operating Officer of ESL Investments, Inc., a private investment firm, and has served in that capacity since 1999. He is a director of AutoNation, Inc.

Edward S. Lampert, 44, Chairman of our Board of Directors, is the Chairman and Chief Executive Officer of ESL Investments, Inc., which he founded in April 1988. Mr. Lampert is a director of AutoNation, Inc. Mr. Lampert has informed AutoNation, Inc. of his decision not to stand for re-election to the Board of Directors of AutoNation, Inc. at its 2007 Annual Meeting of Stockholders.

Aylwin B. Lewis, 52, has been our Chief Executive Officer and President since September 2005. From March 2005 until September 2005, Mr. Lewis served as our President and as the Chief Executive Officer of Kmart and Sears Retail. Prior to joining Kmart as Chief Executive Officer and President in October 2004, Mr. Lewis was President, Chief Multi-Branding and Operating Officer of YUM! Brands, Inc. (franchisor and licensor of quick-service restaurants) from 2000 until October 2004. Mr. Lewis is a director of The Walt Disney Company.

Steven T. Mnuchin, 44, is Chairman and Co-Chief Executive Officer of Dune Capital Management LP, a private investment firm, and has served in that capacity since September 2004. Previously, Mr. Mnuchin served as CEO of SFM Capital Management LP (an investment adviser) from 2003 to 2004 and as Vice Chairman of ESL Investments, Inc. during 2003. Prior to joining ESL, Mr. Mnuchin spent 17 years at Goldman, Sachs & Co. and served as Executive Vice President and Chief Information Officer. Mr. Mnuchin is a trustee of the Whitney Museum, the Hirshhorn Museum and Sculpture Garden Board, Riverdale Country School and New York Presbyterian Hospital.

Richard C. Perry, 52, co-founded private investment management firm Perry Capital LLC in 1988. Prior to 1988, Mr. Perry worked in a number of capacities at Goldman, Sachs & Co. He also was an adjunct associate professor at the Stern School of Business at New York University. Mr. Perry also serves on the boards of Endurance Specialty Holdings, Ltd, Capital Business Credit LLC and MedGroup Inversiones S.L. He is a member of the boards of trustees of the Allen Stevenson School, Milton Academy, Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. Mr. Perry also serves on the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School.

Ann N. Reese, 53, co-founded the Center for Adoption Policy Studies in New York in 2001 and serves as its Executive Director. Prior to co-founding the Center, Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm, in 1999 and 2000. From 1995 to 1998, she was Executive Vice President and Chief Financial Officer of ITT Corp., a supplier of advanced technology products and services. Ms. Reese is a director of Xerox Corporation, Jones Apparel Group, Inc. and Merrill Lynch & Co., Inc.

Emily Scott, 45, is a founding partner of Plum TV, LLC, a television station network operating in select resort markets. Ms. Scott served as Chairman of the Board of Directors of J. Crew from 1997 to 2003 and had previously served as Vice Chairman and other roles since the company founding in 1983.

Thomas J. Tisch, 52, has served as the Managing Partner of Four Partners, a private investment firm, since 1992. He is a trustee of the Manhattan Institute, New York University Medical Center and Brown University.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in relation to the needs of the Board. Director nominees will be recommended to the Board by the Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

The Board met nine times during fiscal 2006 (the fiscal year ended February 3, 2007). A majority of the directors attended 100% of the Board Meetings and the meetings of the committees on which they serve, and all directors attended at least 75% of such Board Meetings and committee meetings. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. One of our directors was unable to attend the 2006 annual meeting due to a scheduling conflict.

Committees of the Board of Directors

The Board has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NASDAQ Marketplace Rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal 2006.

	Audit		Compensation		Finance		Nominating and Corporate Governance
E. Lampert					X	*
D. Carty	X
W. Crowley					X
A. Lewis					X
S. Mnuchin	X						X	*
R. Perry
A. Reese	X	*	X
T. Tisch			X	*			X
2006 Meetings	12		10		6		5

*	Committee chair

Each committee operates under a written charter. The charters are available on our corporate website, www.searsholdings.com, under the heading “Corporate Governance.” The principal functions of each Committee are summarized below.

Audit Committee

•	Responsible for compensation and oversight of the work of the independent auditor in connection with the annual audit report

•	Hires, subject to stockholder ratification, the firm of independent auditors to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent auditors and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent auditors

•	Reviews financial reports, internal controls and risk exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the scope of work performed by the internal audit staff

Compensation Committee

•	Reviews recommendations for and approves, subject to Board approval, the compensation of senior executive officers

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives

•	Reviews compensation discussion and analysis for inclusion in the Company’s proxy statement

Finance Committee

•	Establishes and oversees matters related to capital allocation and expenditure policies and budgets

•	Establishes policies and procedures related to our company’s share repurchase programs

•	Reviews our annual business plan

•	Reviews policies and investments related to retirement plans, including our pension and savings plans

•	Reviews operating performance metrics and investment rates of return

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance

•	Recommends to the full Board the nominees for directors

•	Reviews recommended compensation arrangements for the Board

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Communications with the Board of Directors

You may contact any non-employee director, or the entire Board, at any time. Your communication should be sent to the Sears Holdings Corporation Board of Directors—Non-employee directors, c/o Corporate Secretary, Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Additional information regarding our policies on communicating with the Board of Directors can be found in our Corporate Governance Guidelines, located in the Corporate Governance section of our website, www.searsholdings.com.

Communications are distributed to the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as

•	spam and other junk mail;

•	product and service complaints or inquiries;

•	new product suggestions;

•	resumes and other job inquiries;

•	surveys; and

•	business solicitations or advertisements.

Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any non-employee director any excluded communication, at that director’s request.

Nomination of Director Candidates

Directors may be nominated by the Board of Directors or by stockholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on director candidates from a variety of sources, including current directors and our Chief Executive Officer and President. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director and director nominee to own shares of our common stock in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experience and perspectives to the Board.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our By-Laws. For an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Corporate Secretary not later than 90 days in advance of such meeting. However, if the annual meeting is not held on or within eight days of the fourth Tuesday in May of a year, and if the Company provides stockholders with less than 100 days notice or public disclosure of the meeting date, the stockholder notice must be given not later than the 10th day following the notice or public disclosure of the meeting date. For an election to be held at a special meeting of stockholders, notice by a stockholder must be given not later than the 10th day following the date on which the Company first provides stockholders with notice or public disclosure of the meeting date.

A stockholder’s notice to the Corporate Secretary must be in writing and be delivered to Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, IL 60179, Attn: Corporate Secretary, and must include:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 3, 2007 by:

•	each of our directors and our non-incumbent nominee for director, Ms. Scott;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
K. Austin	4,238		*
D. Carty	15,737		*
W. Crowley	—		*
E. Lampert	65,371,708	(4)	42.5%
W. Bruce Johnson	12,927		*
A. Lewis	128,965	(5)	*
M. McGuire	10,414		*
S. Mnuchin	266,000	(6)(7)	*
R. Perry	2,694,952	(8)	1.8%
A. Reese	10,000		*
E. Scott	—		*
T. Tisch	4,219,101	(9)	2.7%
A. Lacy	200,000	(10)	*
C. Monaghan	—		*
Directors & Executive Officers as a group (21 persons)	73,001,925		47.5%

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Holdings Corporation, 3333 Beverly Road, Hoffman Estates, Illinois 60179.

(2)	Ownership is as of February 3, 2007 and includes:

•

shares in which the director or executive officer may be deemed to have a beneficial interest (including shares that may be acquired upon exercise of options that are currently exercisable or will become exercisable by April 3, 2007); and

•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 153,831,673 shares of our common stock outstanding as of February 3, 2007.

(4)	See footnote (c) to the Security Ownership of 5% Beneficial Owners table on pages 10 and 11.

(5)	Includes 75,000 shares subject to exercisable options.

(6)	Includes 250,000 shares owned by Dune Capital, a private investment fund controlled by Mr. Mnuchin, and 8,000 shares owned by the Steven T. Mnuchin 2002 Family Trust, the beneficial interests of which are owned by members of Mr. Mnuchin’s immediate family. Mr. Mnuchin disclaims beneficial ownership of the shares owned by Dune Capital, except to the extent of his pecuniary interest therein.

(7)	Does not include 16,000 shares owned by the Mortara Trust U Article 6th, for which Mr. Mnuchin acts as trustee. Mr. Mnuchin disclaims beneficial ownership of these shares.

(8)	In a Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Mr. Perry with the SEC on October 11, 2006, Mr. Perry disclosed ownership of these shares as follows: (a) 1,651,803 shares by Perry Partners International, Inc., the investment manager of which is Perry Corp., of which Mr. Perry is the President and sole shareholder; (b) 164,125 shares by Perry Commitment Fund International, L.P., the general partner of which is Perry Commitment International Associates L.L.C., of which Perry Corp. is Managing Member; (c) 85,875 shares by Perry Commitment Fund, L.P., the general partner of which is Perry Commitment Associates L.L.C., of which Perry Corp. is Managing Member; and (d) 793,149 shares by Perry Partners, L.P., the general partner of which is Perry Corp. Mr. Perry may be deemed to have voting and dispositive power with respect to all such shares. Mr. Perry disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any.

(9)	Includes 3,139,799 shares owned by Andrew H. Tisch, Daniel R. Tisch and James S. Tisch, brothers of Thomas J. Tisch, or by trusts of which they are the managing trustees and beneficiaries, in respect of which Thomas J. Tisch has sole voting power. Thomas J. Tisch disclaims beneficial ownership of these shares.

(10)	Represents 200,000 shares subject to exercisable options.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own 5% or more of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class

ESL Investments, Inc. and related entities, as a group(b) 200 Greenwich Ave. Greenwich, CT 06830	65,371,708(c)	42.5	%(d)

Legg Mason Capital Management, Inc. and related entities, as a group(e) 100 Light Street Baltimore, MD 21202	12,408,483(f)	8.1	%(d)

(a)	Except as otherwise indicated, beneficial ownership is based on the latest Schedule 13G or Schedule 13D filed by the stockholder reporting its ownership as of December 31, 2006. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	The group consists of ESL Investments, Inc., a Delaware corporation; Edward S. Lampert; RBS Investment Management, L.L.C., a Delaware limited liability company; ESL Institutional Partners, L.P., a Delaware limited partnership; CRK Partners, LLC, a Delaware limited liability company; RBS Partners, L.P., a Delaware limited partnership; ESL Partners, L.P., a Delaware limited partnership; ESL Investment Management, L.L.C., a Delaware limited liability company; and ESL Investors L.L.C., a Delaware limited liability company.

(c)

ESL Investments, Inc. disclosed sole voting power and sole dispositive power as to 65,349,760 shares; Edward S. Lampert disclosed sole voting power and sole dispositive power as to 65,365,759 shares; CRK Partners, LLC disclosed sole voting power and sole dispositive power as to 747 shares; RBS Partners, L.P. disclosed sole voting power and sole dispositive power as to 65,010,774 shares; ESL Partners, L.P. disclosed sole voting power and sole dispositive power as to 48,068,142 shares; RBS Investment Management, L.L.C. disclosed sole voting power and sole dispositive power as to 338,239 shares; ESL Institutional Partners, L.P. disclosed sole voting power and sole dispositive power as to 338,239 shares; ESL Investors, L.L.C. disclosed sole voting power and sole dispositive power as to 16,948,581 shares; and ESL Investment Management, L.L.C. disclosed sole voting power and sole dispositive power as to 15,999 shares.

(d)	There were 153,831,673 shares of our common stock outstanding as of February 3, 2007. The “Percent of Class” for each of the ESL Investments, Inc. and Legg Mason Capital Management, Inc. groups was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of February 3, 2007 as the denominator.

(e)	The group consists of Legg Mason Capital Management, Inc., a Maryland corporation; Legg Mason Funds Management, Inc., a Maryland corporation; and Legg Mason Focus Capital, Inc., a Maryland corporation.

(f)	Legg Mason Capital Management, Inc. disclosed shared voting power and shared dispositive power as to 12,408,483 shares.

Certain Relationships and Transactions

Our Board has delegated authority to direct investment of our surplus cash to Edward S. Lampert, subject to various limitations that have been or may be from time to time adopted by the Board of Directors and/or the Finance Committee of the Board of Directors. Mr. Lampert is Chairman of our Board of Directors and our Finance Committee and is the Chairman and Chief Executive Officer of ESL Investments, Inc. (together with its affiliated funds, “ESL”). Neither Mr. Lampert nor ESL will receive compensation for any such investment activities undertaken on our behalf. ESL beneficially owned 42.5% of our outstanding common stock as of February 3, 2007.

Further, to clarify the expectations that the Board of Directors has with respect to the investment of our surplus cash, the Board has renounced, in accordance with Delaware law, any interest or expectancy of the Company associated with any investment opportunities in securities that may come to the attention of Mr. Lampert or any employee, officer, director or advisor to ESL and its affiliated investment entities who also serves as an officer or director of the Company (each, a “Covered Party”) other than (a) investment opportunities that come to such Covered Party’s attention directly and exclusively in such Covered Party’s capacity as a director, officer or employee of the Company, (b) control investments in companies in the mass merchandising, retailing, commercial appliance distribution, product protection agreements, residential and commercial product installation and repair services and automotive repair and maintenance industries and (c) investment opportunities in companies or assets with a significant role in our company’s retailing business, including investment in real estate currently leased by us or in suppliers for which we are a substantial customer representing over 10% of such companies’ revenues, but excluding investments of ESL that were existing as of May 23, 2005.

We are subleasing approximately 2,916 square feet of office space from ESL in Greenwich, Connecticut. We pay a fixed monthly rent, which constituted our proportionate share of the rent paid by ESL to the landlord of the premises at the time that the sublease was executed. We also pay our proportionate share of the cost of utilities (except that we pay only for telephone lines directly serving the subleased premises), real estate taxes, insurance and common area maintenance charges. In fiscal 2006, we paid ESL $183,190 in rent for the subleased premises.

On January 18, 2007, Sears made a payment to plaintiffs in the case of In re: Sears, Roebuck and Co. Securities Litigation of approximately $215 million (approximately $90 million on a pre-tax basis after receipt of insurance proceeds) pursuant to the terms of a settlement dated September 14, 2006. This litigation, which commenced in October 2002 and was subsequently, certified by the Court as a class action, involved allegations that certain public announcements by Sears concerning its credit card business violated provisions of the Securities Exchange Act of 1934. Certain affiliates of ESL owned shares of common stock of Sears before, during and after the class period and were included in the class certified by the Court. Accordingly, these affiliates of ESL are expected to receive their proportionate share of the net settlement proceeds (approximately $10.7 million) in connection with the settlement. For additional information concerning the litigation, see Note 20 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

Our company employs certain employees of ESL. William C. Crowley is a director and our Executive Vice President, Chief Administrative Officer and interim Chief Financial Officer, while continuing his role as President and Chief Operating Officer of ESL. Our Senior Vice President of Real Estate is also employed by ESL.

Perry Capital LLC is an investment management firm controlled by Perry Corp., which is in turn controlled by Richard C. Perry, one of our directors. On May 3, 2005, investment affiliates of Perry Capital LLC, through Capital Factors LLC, acquired the business and assets of Capital Factors, Inc. Capital Factors LLC (now known as Capital Business Credit LLC), acquired the business and assets of Capital Factors, Inc. Capital Business Credit LLC and its predecessor (collectively, “Capital Business”) provide factoring services to companies in various industries, including those that sell into the retail industry. From time to time, Capital Business has factored receivables (payables of the Company) for certain of our vendors, who sell the receivables to Capital Business on a nonrecourse basis for collection by Capital Business. As a result of Capital Business having provided factoring services to vendors of Sears and Kmart Corporation, amounts were paid to Capital Business by Sears and Kmart Corporation in respect of payables of those companies aggregating approximately $60 million in 2004, $20 million in 2005 and $30 million in 2006. We expect that Capital Business will continue to factor receivables for certain of the Company’s vendors. We believe that Capital Business handles more than $4 billion in annual factoring volume.

From time to time, our pension funds may invest in investment funds for which Perry Corp. or its affiliates act as investment adviser.

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related party transactions required to be disclosed pursuant to SEC rules. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Company also has also a Contract Approvals Policy which applies to all of the Company’s employees and officers. The Contract Approvals Policy requires Board or committee approval for entry into or exit from any related party transaction.

The related party transactions described in this proxy statement have been approved or ratified by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation, Discussion and Analysis

Executive Compensation Philosophy and Objectives

Sears Holdings believes that the long-term success of the company is directly related to our ability to attract, motivate and retain highly talented executive officers who are committed to our company’s vision, mission and values. These values include focusing on the customer, building and aligning teams and knowing how to make money, and we believe that these values support a culture of accountability and cross-functional collaboration.

Our Compensation Committee has developed a compensation philosophy for executive officers that total compensation should be based on the level of job responsibility, individual performance and company performance. Therefore, a significant portion of the annual compensation paid to the executive officers identified in the Summary Compensation Table (the “named executive officers”) is contingent upon our financial performance as well as the individual performance of the named executive officer (“pay-for performance”). The total compensation package provided to the named executive officers includes annual and long-term incentive programs designed to reward individual performance, align the interests of these named executive officers and stockholders and support our strategic business objectives and financial performance goals. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace.

Competitive Pay Practices

Our competitive pay practices are measured by assessing compensation information obtained from our external recruitment activity. Our experience demonstrates that in order to attract qualified external candidates and retain valuable executive officers, we must offer an executive compensation package that is competitive with the packages offered by companies with which Sears Holdings competes for talent. In making compensation recommendations for the named executive officers we performed market research by reviewing pay practices of companies typically with assets of $25 billion and greater, revenues of $16 billion or greater with a focus, where possible, on retail-specific organizations. We do not benchmark against a set list of competitors or a peer group. We believe that our competitive pay analyses provide a reference point in validating proposed or recommended compensation thereby assuring that we are offering competitive pay packages to the named executive officers.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the named executive officers include base salary and incentive opportunities. Incentive opportunities include an annual incentive plan and long-term incentive programs designed to drive the correct short-term decisions that also support our long-term goals. In addition, equity grants are made to provide additional motivation and reward for our executives for meeting or exceeding our business objectives.

Under our compensation programs, the total compensation mix for fiscal 2006 of base salary, bonus and equity compensation varies depending on level as shown with the averages below:

Position	Base Salary	Annual Incentive Plan	Long -Term Incentive Plan	Equity Compensation
Chief Executive Officer	13%	13%	0%	74%
Executive Vice Presidents	23%	17%	34%	26%

Consistent with our pay-for-performance compensation philosophy, in allocating compensation among these elements we believe that the compensation of our most senior executives, who have the greatest ability to influence our financial performance, should be predominantly performance-based, while other executives should receive a greater portion of their compensation in base salary. In making this allocation, our company considers the executive’s level of performance, experience level, the executive’s expected future contributions to the growth and development of our company, the requirements and responsibilities of the position, significance of the position in the organization, and internal pay equity (meaning the relative pay differences for different positions within our company) as well as peer performance and experience level. There is not a pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee reviews the requirements and responsibilities of the position and the executive’s expected future contributions to the growth and development of our company to determine the appropriate compensation package.

Our Executive Vice President, Chief Administrative Officer and interim Chief Financial Officer, William C. Crowley, receives a base salary, but he does not participate in our annual, long-term or equity compensation programs due to his employment by ESL Investments, Inc. (together with its affiliated funds, “ESL”), our largest stockholder. For additional information regarding the relationship between our company and ESL, please see the section entitled “Certain Relationships and Transactions” included on page 11 of this proxy statement.

Base Salary

Base salary is the fixed element of our named executive officer’s cash compensation. We set base salaries to reflect a named executive officer’s overall experience level, expected future contributions to the growth and development of our company, the requirements and responsibilities of the position, the impact and importance of the position within our organization, internal pay equity and competitive pay research. The timing and amount of base salary increases depend on the named executive officer’s past performance, expected future contributions to the growth and development of our company and current market competitiveness. The Compensation Committee approves salary increases for executive officers based upon performance evaluations conducted by the Chief Executive Officer, and, in selected cases, the Chairman.

Annual Incentive Plan

The Annual Incentive Plan (“AIP”) is a pay-for-performance incentive plan providing for annual cash awards to eligible employees based on achievement of financial performance goals relating to a specific year. The AIP’s purpose is to motivate and reward eligible employees for their contributions to Sears Holdings’ financial performance by making their cash incentive award variable and dependent upon Sears Holdings’ annual financial performance. AIP target payouts for the named executive officers are established annually for each position as a percentage of the individual’s base salary. The target payout percentage is set based on the named executive officer’s overall performance, experience level, expected future contributions to the growth and development of our company, the requirements and responsibilities of the position, the importance and impact of the position within our organization, and internal pay equity.

For the fiscal 2006 AIP, performance was measured on adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) goals for our company. For the 2006 AIP, AIP EBITDA is defined as total earnings of our company, other than Sears Canada Inc. for the performance period, determined before interest, taxes, depreciation and amortization and excluding:

•	litigation or claims judgments or settlements;

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with acquisitions, divestitures and store closings;

•	integration costs that are disclosed as merger-related;

•	bankruptcy-related matters of Kmart Corporation; and

•	investment income and losses.

Performance is measured on EBITDA as the Company believes it is a better measure of operational performance as it provides a clearer picture of cash flow and results of operations by removing expenses which can vary and can obscure true company performance. EBITDA is an appropriate measure of performance as it reflects results from operations before the effects of financing and investing activities by excluding interest and depreciation costs. EBITDA also excludes gains/ (losses) on the sale of assets, certain merger related costs, nonrecurring gains and restructuring costs that, while occurring periodically, may vary significantly from period to period and have a disproportionate affect in any given period.

The EBITDA goals for the AIP are designed to be aggressive, but achievable. The Company expects to be able to reach target goals each year with a reasonable likelihood that award payouts will be at target values if executives perform at expected levels. For fiscal 2006 the performance parameters were as follows:

	Threshold for Payment	Target	Superior
Performance Results	90% of EBITDA Goal	100% of EBITDA Goal	125% of EBITDA Goal
AIP Award	60% of Target Payout	100% of Target Payout	200% of Target Payout

AIP target payout percentages for executive officers are reviewed and may be revised as determined advisable by the Compensation Committee after evaluation of significant changes in an executive officer’s job responsibilities.

Long-Term Incentive Compensation

Our Long-Term Incentive Plans (“LTIPs”) are designed to motivate our executive officers to focus on long-term company performance through cash or common stock awards based on three-year or longer performance cycles and reinforce accountability by linking executive compensation to long-term performance goals that are aggressive but achievable. Sears Holdings believes that these plans are an important instrument in aligning the goals of the named executive officers with our company’s strategic direction and initiatives, which our company believes will result in increased stockholder return. We also believe that our LTIPs are a valuable tool in attracting and retaining key executive officers.

Sears Holdings LTIP Plans

The Sears Holdings Corporation 2005 Senior Executive Long-Term Incentive Program and the 2006 Long-Term Incentive Program were established for named executive officers and others with the following objectives:

•	rewarding achievement of cumulative adjusted LTIP EBITDA goals established for the three-year performance period; and

•	providing minimum and maximum payment amounts that are dependent on the achievement of threshold and maximum adjusted LTIP EBITDA goals.

If the target adjusted LTIP EBITDA goals are achieved, each participant will receive a payment equal to his or her target award, payable in the fiscal year following the completion of the performance period.

The Compensation Committee sets target awards as a percentage of base salary based upon an evaluation of the executive officer’s overall performance, experience level, the executive officer’s expected future contributions to the growth and development of our company, the requirements and responsibilities of the executive’s position, the importance and impact of the position within our organization, and internal pay equity.

2005 Senior Executive LTIP

Under the 2005 Senior Executive LTIP, performance-based cash awards based on LTIP EBITDA for our 2005 through 2007 fiscal years were granted to our named executive officers and others. Messrs. Lewis, Lacy and Crowley do not participate in this program. LTIP EBITDA is defined under the program as total earnings of our company and its predecessors, other than Sears Canada Inc. for the performance period, determined before interest, taxes, depreciation and amortization and excluding:

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with acquisitions, divestitures and store closings;

•	integration costs that are disclosed as merger-related;

•	bankruptcy-related matters of Kmart Corporation: and

•	investment income and losses.

The reason why we use EBITDA as the performance measure is described under “Annual Incentive Plan” above.

Payouts for executive officers under the 2005 Senior Executive LTIP will range from 50% of the targeted payout at a threshold LTIP EBITDA level established by the Compensation Committee (90% of the target EBITDA level) to 150% of the targeted payout at a superior LTIP EBITDA level (125% of the target EBITDA level). The average amount that an eligible named executive officer can be paid at target performance under the 2005 Senior Executive LTIP is $2,654,444. Upon achievement of the goal, the maximum amount that any named executive officer will be paid for superior performance under the 2005 Senior Executive LTIP is $5,557,500.

Certain additional conditions will apply in order for a participant whose employment with us terminates in order to receive payment of an award. In the event of a participant’s death, retirement, disability or termination without cause before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive award, but only if that participant has been employed by us for 12 months. In the event of voluntary termination or termination with cause (as defined in the 2005 Senior Executive LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award.

Except as described in the preceding paragraph, we will pay awards earned under the 2005 Senior Executive LTIP to participants within 75 days after the end of our 2007 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise required by law).

2006 LTIP

Under the 2006 LTIP, performance-based cash awards based on LTIP EBITDA for our 2006 through 2008 fiscal years were granted to our named executive officers and others. Messrs. Lewis, Lacy and Crowley do not participate in this program. LTIP EBITDA is defined under this program in the same manner as described under “2005 Senior Executive LTIP” above, except that litigation or claim judgments or settlements may also be excluded in calculating LTIP EBITDA under the 2006 LTIP.

The reason why we use EBITDA as the performance measure is described under “Annual Incentive Plan” above.

Payouts for executive officers will range from 60% of targeted payout at a threshold LTIP EBITDA level established by the Committee (90% of the target LTIP EBITDA level) to 200% of the targeted payout at a superior LTIP EBITDA level established by the Committee (125% of the target LTIP EBITDA level). Target payouts are calculated as a percentage from 30% to 300% of base salary determined by position and based on the competitive marketplace. The average amount that an eligible named executive officer can be paid at target performance under the 2006 LTIP is $896,875. Upon achievement of the goal, the maximum amount that a participant will be paid for superior performance under the 2006 LTIP is $2,175,000.

Certain additional conditions will apply in order for a participant whose employment with us terminates in order to receive payment of an award. In the event of a participant’s death, retirement, disability or termination without cause before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive award, but only if that participant has been employed by us for 12 months. In the event of voluntary termination or termination with cause (as defined in the 2006 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award.

Except as described in the preceding paragraph, we will pay awards earned under the 2006 LTIP to participants within 75 days after the end of our 2008 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise required by law).

See the section entitled “Item 2: Approval of the First Amendment to Umbrella Incentive Program” on page 33 of the proxy statement for information regarding an amendment to the Umbrella Incentive Program and the 2007 Long- Term Incentive Plan.

Legacy Kmart LTIP

The 2004 Kmart LTIP was established before the merger of Sears, Roebuck and Co. and Kmart Holding Corporation. This award also is based on a three-year performance cycle. The 2004 Kmart LTIP is the final Kmart sponsored LTIP, with payout of the award due in fiscal year 2007. Mr. Johnson and Ms. Austin are the only named executive officers who participated in this plan.

The 2004 Kmart LTIP target goal was based on cumulative Kmart EBITDA over the performance cycle. Kmart EBITDA is defined under the program as total earnings of our company and its affiliates and predecessors for the performance period, determined before interest, taxes, depreciation and amortization and excluding:

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with acquisitions, divestitures and store closings;

•	integration costs that are disclosed as merger-related;

•	bankruptcy-related matters of Kmart Corporation; and

•	investment income and losses.

The reason why we use EBITDA as the performance measure is described under “Annual Incentive Plan” above.

Achievement of the goal provides a payout of 100% of the award. There is no threshold payout for the plan. Target awards for executive officers under this LTIP are based on average base salary and bonus awards over the three-year fiscal period. Awards are paid in the fiscal year following the end of the LTIP three year performance period. The 2004 Kmart LTIP exceeded target goals for its respective performance period and participants received 100% payout of their target award. The amounts earned by the named executive officers are included in the Summary Compensation Table.

Awards are settled in cash unless the participant elects to receive an award in the form of company common stock. In the event of involuntary termination or termination for cause (as defined in the KMART LTIP) before the payment date of his or her award, the participant will forfeit all of his or her LTIP award.

Equity Compensation

The equity compensation program assists Sears Holdings to:

•	Attract and retain top executive talent;

•	Motivate executive officers to improve stockholder return;

•	Increase levels of executive equity ownership; and

•	Link executive and company long-term financial interests of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

Equity compensation is intended to complement the two major compensation elements, base salary and incentive awards.

Equity compensation at Sears Holdings is currently awarded in the form of restricted stock. Our practice is to determine the dollar amount of equity compensation and then grant a number of shares of restricted stock that have a fair market value equal to that amount on the date of grant. We determine the fair market value based upon the closing price of our stock on the grant date. Individual grant amounts are based on factors such as relative job scope, expected future contributions to the growth and development of our company and internal pay equity.

In May 2006, the Compensation Committee approved restricted stock awards under the Sears Holdings Corporation 2006 Stock Plan to the named executive officers (other than Messrs. Lewis, Lacy and Crowley) and other executives of our company following the approval of the 2006 Stock Plan at the 2006 annual shareholders meeting. We do not currently have a program that provides for the award of restricted stock on an annual basis. For hires after May 2006 such as Mr. Monaghan and certain internal promotions the award date for the associated restricted stock award to an executive officer is the later of the first day of the month following compensation committee approval or the date that employment is commenced.

When our Compensation Committee grants restricted stock awards, such awards typically vest in full in three years. For new hires, where necessary to match equity awards lost as a result of joining Sears Holdings, our Compensation Committee on a limited basis has granted restricted stock that vests in one-third increments on the first, second and third anniversaries of the grant date. In order for a restricted stock award to vest, the recipient must be employed by Sears Holdings on the vesting date of the award.

The Company does not have a stock option plan as currently stock options are not a key pay component for Sears Holdings.

Severance Benefits

Each of our named executive officers has entered into an Executive Severance/Non-Compete Agreement with the Company. The company provides severance to the named executive officers as a component of a competitive pay package and to provide individuals a window of time to locate a similar position in the marketplace. Under the agreement, severance is provided for termination without cause (as defined in the agreement) or if the executive officer’s employment is terminated for “good reason” (as defined in the agreement). The company currently provides severance in the form of one year of salary continuation equal to base salary and, in select cases, target bonus for the current fiscal year subject to mitigation for salary or wages earned from another employer, including self-employment. Agreements without mitigation for salary or wages earned from another employer are limited. Named executive officers (other than Aylwin Lewis, Alan Lacy and William Crowley as discussed below) will receive the following, depending on the form of agreement:

•	Severance equal to one year of annual base salary with mitigation;

•	Severance equal to one year of annual base salary and target bonus with mitigation; or

•	Severance equal to one year of annual base salary and target bonus, no mitigation.

If a named executive officer becomes entitled to benefits under the agreement, the named executive officer will receive other company benefits such as continued participation in Sears Holdings medical and dental plans during the salary continuation period. The forms of Executive Severance/Non-Compete Agreements do not have specific change of control provisions that would impact the payment of severance benefits to the executive officers.

LTIP awards are only payable in the event of a termination of employment if certain conditions are met, as provided under the applicable LTIP. Please see “Long-Term Incentive Compensation” on page 14 for additional information.

In the event of a named executive officer’s death, disability, retirement or involuntary termination, at the discretion of the Compensation Committee, such officer’s restricted stock awards may be accelerated. In all other cases, any unvested restricted stock award under the 2006 Stock Plan will be forfeited upon termination of employment.

We also have a separate employment agreement with Mr. Lewis and details regarding the severance payments applicable to Mr. Lewis are described in “Potential Payments upon Termination of Employment” on page 27. Mr. Lacy resigned from the Company effective July 29, 2006, and the details regarding the severance payments provided to him under his agreements with the Company are described in “Potential Payments upon Termination of Employment” on page 27. Mr. Crowley is not a party to an Executive Severance/Non-Compete and Non-Disclosure Agreement with the Company and therefore is not eligible to receive severance payments.

Retirement Plans

Sears Holdings provides tax-qualified defined contribution plans for retirement in the form of 401(k) savings plans. Future benefit accruals have been eliminated for all domestic pension plans. The Kmart Corporation Employee Pension

Plan ended pension accruals on January 31, 1996, and the Sears Pension Plan ended pension accruals on December 31, 2005.

Our decision to eliminate future benefit accruals under our pension plans was based on the need to be competitive within the retail industry. Competitive benchmarking research shows that similar retail organizations have eliminated defined benefit plans from their employee benefits packages. In addition, defined benefit plans are not well suited for Sears Holdings’ workforce, due to the high turnover of employees.

We provide 401(k) savings plans to allow participants to contribute towards retirement on a pre-tax (including catch-up contributions) and after-tax basis. We allow contributions of up to 50% of eligible compensation or the limit determined by the Internal Revenue Service to the Savings Plan on a pre-tax basis. After one year of service, we will match 100% of the pre-tax contributions on up to 3% of compensation plus 50% of pre-tax contributions on up to the next 2% of compensation. This match is made on a quarterly basis to eligible participants. We believe this is a competitive plan as it fits the needs of today’s mobile workforce and provides the opportunity for individuals to address their retirement savings needs. The Plan allows for the participant’s portability of plan assets and offers greater control of savings for participants with the ability to select investment choices.

Perquisites and Other Benefits

Sears Holdings provides the named executive officers with limited perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program. The named executive officers receive relocation benefits, commuter benefits and tax reimbursement for the use of air and ground transportation. The Company’s Chief Executive Officer, Mr. Lewis, is allowed to have his family members accompany him on corporate aircraft and ground transportation when he is visiting stores or otherwise traveling for Company business given his travel schedule, particularly on weekends. Under the SEC rules including Mr. Lewis’s family on business trips is considered to be a perquisite, even if there is no incremental cost to the Company. The Company has agreed to compensate Mr. Lewis for the costs of such travel including any incremental income taxes payable. Mr. Lewis is allowed to use Company-provided ground transportation for travel to and from the Hoffman Estates support center without tax reimbursement. Mr. Lewis does not use the corporate aircraft for personal travel except as described above. Sears Holdings company-owned aircraft are also used in regularly scheduled shuttle routes between our company’s Hoffman Estates Support Center and its Greenwich, Connecticut office.

Role of Executive Officers in Compensation Decisions

Generally, our Senior Vice President of Human Resources develops an offer, including a proposed compensation package for executive officers, with input and review from the Chief Administrative Officer and Chief Executive Officer, and, with respect to the Chairman’s direct reports, the Chairman. Upon agreement between the Company and the candidate, the proposed compensation package is presented to the Compensation Committee for review and final approval. The Chief Executive Officer generally plays an advisory role to the Compensation Committee during this process.

The Chief Executive Officer and, in selected cases, Chairman play an active role in determining executive officers’ total compensation. This includes recommendations for annual compensation reviews. The Chief Executive Officer, Chairman and the Senior Vice President of Human Resources present recommendations to the Compensation Committee regarding an executive officer’s total compensation for final approval.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee of the Board of Directors of Sears Holdings is appointed by the Board to fulfill the Board’s responsibilities relating to compensation of our Chief Executive Officer and our executive officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, our policies and programs as they affect the Chief Executive Officer and the executive officers. The Compensation Committee is an independent committee of the Board and shall consist of no fewer than two members.

The Compensation Committee has the sole authority to retain or terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or executive officer compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and recommends to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation. In evaluating the incentive components of Chief Executive Officer’s compensation, the Compensation Committee considers the Company performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

The Compensation Committee regularly reviews and approves the following as they affect the Chief Executive Officer and the executive officers:

•	Annual base salaries and annual incentive opportunities of the Chief Executive Officer and the executive officers.

•	All other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities.

•	Employment agreements and severance arrangements.

•

Change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits. Sears Holdings does not currently have change-in-control provisions in its compensation agreements.

The Compensation Committee also receives periodic reports on our compensation programs as they affect all associates. Finally, the Compensation Committee reviews and approves any special or supplemental compensation and benefits for the Chief Executive Officer and the executive officers and persons who formerly served as the Chief Executive Officer and/or as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

Certain Tax Consequences

In setting an executive officers compensation package, the Compensation Committee considers the requirements of Internal Revenue Code Section 162(m) (“Section 162(m)”), which provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Neither base salary nor restricted stock that vests based solely on continued service qualify as performance-based compensation under Section 162(m). Although a significant portion of each executive officer’s compensation will satisfy the requirements for deductibility under Section 162(m), the Compensation Committee retains the ability to evaluate the performance of our executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board’s Compensation Committee was, during fiscal 2005, an officer or employee of the Company. Information about transactions between the Company and its directors is set forth under “Certain Relationships and Transactions” above.

During fiscal 2006, Ms. Reese and Mr. Tisch served on our Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as our Chief Executive Officer or Chief Financial Officer during fiscal 2006, to our three other most highly compensated executive officers for fiscal 2006 who were executive officers at the end of the fiscal year, and to our former Vice Chairman (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c )	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total
Aylwin B. Lewis	2006	$1,010,898	—	$1,333,333	$1,381,020	$889,000	—	$197,487	$4,811,738
Chief Executive Officer and President

William C. Crowley	2006	$505,449	—	—	—	—	—	—	$505,449
Exec. Vice President, Chief Administrative Officer and Chief Financial Officer

W. Bruce Johnson	2006	$732,660	—	$265,380	—	$1,824,781	—	$374,870	$3,197,691
Exec. Vice President Supply Chain & Operations

Maureen A. McGuire	2006	$555,994	—	$691,291	—	$366,713	—	$52,932	$1,666,930
Exec. Vice President and Chief Marketing Officer

Karen A. Austin	2006	$454,744	—	$124,965	—	$964,845	—	$12,582	$1,557,136
Exec. Vice President and Chief Information Officer

Alan J. Lacy	2006	$499,417	—	$3,812,465	$3,637,097	—	—	$7,633,557	$15,582,536
Former Vice Chairman*

Craig T. Monaghan...	2006	$250,000	$250,000	—	—	—	—	$42,825	$542,825
Former Exec. Vice President and Chief Financial Officer**

*	Mr. Lacy resigned as our Vice Chairman in July 2006.

**	Mr. Monaghan became our Chief Financial Officer in September 2006. He resigned as our Chief Financial Officer on January 31, 2007.

(a)	The amounts in this column are actual amounts earned in the fiscal year stated. The amounts shown have been adjusted for the number of days in the fiscal year and are more or less than the annual rate for each executive.

(b)	For Mr. Monaghan, the amount in this column reflects a signing bonus in connection with his commencement of employment. Bonuses were paid to the other named executive officers as part of a non-equity incentive plan. See column (e) for those amounts paid.

(c)	The amounts in this column reflect the values recognized for financial reporting purposes in accordance with FAS 123(R) in fiscal 2006 for the named executive officers as described below and thus may include amounts granted in and prior to fiscal 2006. A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

Restricted stock is common stock that cannot be sold or otherwise transferred by the named executive officer until such restrictions lapse.

On October 18, 2004, Mr. Lewis was granted 50,781 Kmart restricted shares in accordance with his employment agreement. Upon effectiveness of the Merger, these restricted shares converted into an equal number of Sears Holdings restricted shares. 11,285 shares vested on each of January 28, 2006 and February 3, 2007, upon satisfaction of a specified performance condition. 11,285 shares will vest on the last day of fiscal 2007 and 16,926 shares will vest on the last day of fiscal 2008 if specified performance conditions are satisfied.

Immediately prior to the completion of the Merger, Mr. Lewis was granted 8,011 Kmart restricted shares. Upon effectiveness of the Merger, these restricted shares converted into an equal number of Sears Holdings restricted shares. Of these restricted shares, 2,670 shares vested on January 28, 2006 and 2,670 on February 3, 2007, upon satisfaction of a specified performance condition. 2,671 shares will vest on the last day of the fiscal 2007 if specified performance conditions are satisfied.

If Mr. Lewis’ employment is terminated without cause or as a result of constructive termination, all restricted shares will immediately vest in full. All restricted shares will also immediately vest in full upon Mr. Lewis’ death or disability.

On September 3, 2003, Mr. Johnson was granted 17,109 Kmart restricted shares. Upon effectiveness of the Merger these restricted shares converted into an equal number of Sears Holdings restricted shares. Of these restricted shares 5,703 vested on the last day of each of the 2004, 2005 and 2006 fiscal years. On May 1, 2006, Mr. Johnson received a restricted stock grant in the amount of $500,000 under the Company’s 2006 Stock Plan. The number of restricted shares granted, 3,496, was determined by dividing the grant amount, $500,000 by $142.98, the market closing price of our common stock on May 1, 2006 and rounding down to the nearest share. These shares will vest in full on May 1, 2009, provided that Mr. Johnson remains employed by the Company.

On April 12, 2006, Ms. McGuire received a restricted stock grant under the 2006 Stock Plan in the amount of $1,000,000. The number of restricted shares granted, 8,316, was determined by dividing the grant amount, $1,000,000 by $120.25, the market closing price of Sears Holdings common shares on her date of hire, October 31, 2005. 2,772 shares of restricted stock vested on October 31, 2006. The remaining restricted shares will vest in two equal annual installments on October 31, 2007 and October 31, 2008. On May 1, 2006, Ms. McGuire received a restricted stock grant in the amount of $300,000 under the Company’s 2006 Stock Plan. The number of restricted shares granted, 2,098, was determined by dividing the grant amount of $300,000 by $142.98, the market closing price of our common stock on May 1, 2006 and rounding down to the nearest share. These shares will vest in full on May 1, 2009, provided that Ms. McGuire remains employed by the Company.

On May 1, 2006, Ms. Austin received a restricted stock grant in the amount of $500,000 under the Company’s 2006 Stock Plan. The number of restricted shares granted, 3,496, was determined by dividing the grant amount of $500,000 by $142.98, the market closing price of our common stock on May 1, 2006 and rounding down to the nearest share. These shares will vest in full on May 1, 2009, provided that Ms. Austin remains employed by the Company.

On January 4, 2004, Mr. Lacy was granted 22,500 Sears restricted shares. 8,512 shares vested upon effectiveness of the Merger and the balance was converted into 6,994 Sears Holdings restricted shares. In accordance with his employment agreement these shares vested on his termination date, July 29, 2006. In addition, on March 28, 2005, Mr. Lacy was granted 75,000 Sears Holdings restricted shares that vested on June 30, 2006.

On September 1, 2006, Mr. Monaghan received a restricted stock grant in the amount of $1,500,000 under the Company’s 2006 Stock Plan. The number of restricted shares granted, 10,297, was determined by dividing the grant amount by $145.67, the market closing price of our common stock on the grant date and rounding down to the nearest share. In accordance with the terms of this award, upon his resignation in January 2007 all awarded shares were forfeited.

(d)	The amounts in this column reflect the values recognized for financial reporting purposes in accordance with FAS 123(R) in fiscal 2006 for the named executive officers as described below and thus may include amounts granted in and prior to fiscal 2006. A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

On October 18, 2004, Mr. Lewis was granted stock options to purchase 150,000 shares of Sears Holdings common stock. The option has a term of ten years from the date of grant and vests in four equal installments on the last day of the Company’s 2005, 2006, 2007 and 2008 fiscal years. As of the end of fiscal 2006, options to purchase 75,000 shares of common stock were exercisable and Mr. Lewis has not exercised any of the awarded options.

On March 28, 2005, Mr. Lacy was granted stock options to purchase 200,000 shares of Sears Holdings common stock. On March 28, 2006, 50,000 options became exercisable and the remaining 150,000 options became exercisable on his termination date, July 29, 2006, in accordance with the terms of his employment agreement. All the options granted will remain exercisable until the third anniversary of his termination date, July 29, 2009.

(e)	For Mr. Lewis and Ms. McGuire the amounts in this column were earned under the Sears Holdings Corporation 2006 Senior Executive Annual Incentive Program for performance in fiscal 2006.

For Mr. Johnson the amount includes $579,586 earned under the Sears Holdings Corporation 2006 Senior Executive Annual Incentive Program for performance in fiscal 2006 and $1,245,195 earned under the 2004-2006 Kmart Long-Term Incentive Plan.

For Ms. Austin the amount includes $299,767 earned under the Sears Holdings Corporation 2006 Senior Executive Annual Incentive Program for performance in fiscal 2006 and $665,078 earned under the 2004-2006 Kmart Long-Term Incentive Plan.

Mr. Monaghan forfeited his award upon resignation in January 2007.

(f)	Ms. Austin’s pension benefit decreased by $2,071. Mr. Lacy’s pension benefit decreased by $30,375. In addition, Mr. Lacy’s pension benefit decreased by $1,037,251 due to payouts that he received under the Sears pension plans. See the Pension Benefits Table on page 26 for additional information, including the present value assumptions used in these calculations.
There were no above-market or preferential earnings on nonqualified deferred compensation.

(g)	For Mr. Lewis the amount includes (1) $8,026 attributable to Company-provided ground transportation for travel to and from the Hoffman Estates support center, (2) payments of $6,942 in tax gross up payments associated with Company-provided air and ground transportation and (3) payments in the aggregate of $182,519 in connection with the relocation of Mr. Lewis’s home closer to our Hoffman Estates support center, including $62,044 in related tax gross up payments. Mr. Lewis is allowed to have his family members accompany him on corporate aircraft and ground transportation when he is visiting stores or otherwise traveling for company business given his travel schedule, particularly on weekends. We have determined that there was no aggregate incremental cost associated with including Mr. Lewis’s family on business trips in fiscal 2006.

For Mr. Monaghan the amount represents payments in the aggregate of $42,825 in connection with the relocation of Mr. Monaghan to our Hoffman Estates, Illinois offices, including $13,060 in related tax gross up payments.

For Mr. Johnson the amount includes (1) commuter transportation, lodging and meal expenses in the amount of $15,329, including $3,893 in related tax gross-up payments, (2) matching contributions under the Sears Holdings 401(k) Plan in the amount of $8,562 and (3) payments in the aggregate of $350,979 in connection with the relocation of Mr. Johnson’s home closer to our Hoffman Estates support center from Michigan, including $10,285 in related tax gross up payments. The home relocation payments also include $280,543, which represents the difference between the amount paid by the Company to purchase Mr. Johnson’s Michigan residence and the appraised value of the residence at the time of purchase, the purpose of which was to compensate him for the loss that he otherwise would have sustained in connection with the sale of the residence.

For Ms. McGuire the amount includes commuter transportation, lodging and meal expense payments in the aggregate of $47,429 and $5,503 related to use of the corporate aircraft. Ms. McGuire commutes to Hoffman Estates on the scheduled shuttle routes between our company’s Hoffman Estates support center and its Greenwich, Connecticut office. Under the SEC rules, use of corporate aircraft for commuting expenses is considered to be a perquisite. We have determined that there is no aggregate incremental cost associated with Ms. McGuire’s use of the corporate aircraft when she is on a regularly scheduled shuttle routes with other executive officers traveling on business. On one occasion, Ms. McGuire was the only passenger on a shuttle flight, and we included the cost attributable to Ms. McGuire based on the aggregate incremental cost of the flight.

For Ms. Austin the amount includes matching contributions under the Sears Holdings 401(k) Savings Plan in the amount of $8,800 payments in connection with the relocation of Ms. Austin to our Hoffman Estates support center in the amount of $3,782, including $1,087 in related tax gross up payments.

For Mr. Lacy the amounts include (1) a one time severance payment in the amount of $7,500,000, (2) a lump sum payment for benefits in the amount of $26,730, (3) matching contributions under the Sears Holdings 401(k) plan in the amount of $8,800, (4) $13,181 attributable to personal use of Company-provided automobiles and (5) $84,846 related to personal use of the corporate aircraft based on the aggregate incremental cost. See “Potential Payments upon Termination of Employment” on page 27 for additional information regarding the termination of Mr. Lacy’s employment with the Company.

The aggregate incremental cost of our executive officers’ personal use of corporate aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel, maintenance, on-board catering, airport fees and crew expenses. The total annual variable costs are divided by the annual number of miles company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses.

The aggregate incremental cost to the Company of our executive officers’ personal use of company-provided automobiles is calculated based on the estimated lease charges for such vehicles and expenditures for maintenance, repair, fuel and administration.

Grants of Plan-Based Awards

The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis beginning on page 12 of this proxy statement and include the 2006 Annual Incentive Plan, the 2006 Long-Term Incentive Plan and the 2006 Stock Plan.

Name	Plan	Grant Date for Equity-Based Awards	Compensation Committee Action Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)						All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (b)
				Threshold		Target		Maximum
Aylwin B. Lewis	2006 AIP 2006 LTIP 2006 Stock Plan	— — —	— — —		$600,000 — —		$1,000,000 — —		$2,000,000 — —	— — —		— — —

William C. Crowley	2006 AIP 2006 LTIP 2006 Stock Plan	— — —	— — —		— — —		— — —		— — —	— — —		— — —

W. Bruce Johnson	2006 AIP 2006 LTIP 2006 Stock Plan	— — May 1, 2006	— — February 28, 2006	$ $	391,500 652,500 —	$ $	652,500 1,087,500 —	$ $	1,305,000 2,175,000 —	— — 3,496	$	— — 500,000

Maureen McGuire	2006 AIP 2006 LTIP 2006 Stock Plan	— — April 12, 2006	— — September 29, 2005	$ $	247,500 495,000 —	$ $	412,500 825,000 —	$ $	825,000 1,650,000 —	— — 8,316	$	— — 1,000,000

Karen A. Austin	2006 AIP 2006 LTIP 2006 Stock Plan	— — May 1, 2006	— — February 28, 2006	$ $	202,500 405,000 —	$ $	337,500 675,000 —	$ $	675,000 1,350,000 —	— — 3,496	$	- - 500,000

Alan J. Lacy	2006 AIP 2006 LTIP 2006 Stock Plan	— — —	— — —		— — —		— — —		— — —	— — —		— — —

Craig T. Monaghan*	2006 AIP 2006 LTIP 2006 Stock Plan	— — September 1, 2006	— — July 25, 2006	$ $	270,000 600,000 —	$ $	450,000 1,000,000 —	$ $	900,000 2,000,000 —	— — 10,297	$	— — 1,500,000

*	Mr. Monaghan resigned effective January 31, 2007 and in accordance with the 2006 Annual Incentive Plan, 2006 LTIP and 2006 Stock Plan forfeited all incentive and stock awards.

(a)	The amounts in these columns include the threshold, target and maximum amounts for each Named Executive Officer under the 2006 AIP Plan and 2006 Long-Term Incentive Plan. The 2006 AIP payouts are based on adjusted EBITDA goals for the Company and columns reflect payouts at the threshold of 60%, target of 100% and maximum of 200%.

(b)	This column reflects the full grant date fair value of restricted stock granted to certain named executive officers. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the awards vesting schedule.

For Messrs. Monaghan and Johnson and Ms. Austin, the fair value of the restricted stock awards was calculated using the closing price of our company’s common stock on the grant date of $142.98.

For Ms. McGuire, the fair value of the restricted stock award granted on April 12, 2006 was calculated using the closing price of our company’s common stock on her hire date (October 31, 2005) of $120.25, and the fair value of the restricted stock granted on May 1, 2006 was determined using the closing stock price of our company’s common stock on the grant date of $142.98

Outstanding Equity Awards at 2006 Fiscal Year End

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock held the Company’s named executive officers on February 3, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (a)	Number of Securities Underlying Unexercised Options Unexercisable (b)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (c)
Aylwin B. Lewis	75,000	75,000	$88.62	October 18, 2014	30,882	$5,470,129
William C. Crowley	—	—	—	—	—	—
W. Bruce Johnson	—	—	—	—	9,199	$1,629,419
Maureen McGuire	—	—	—	—	7,642	$1,353,627
Karen A. Austin	—	—	—	—	3,496	$619,246
Alan J. Lacy	200,000	—	$131.11	July 29, 2009	—	—
Craig T. Monaghan*	—	—	—	—	—	—

*	Upon Mr. Monaghan’s resignation January 31, 2007 he forfeited all restricted stock awards

(a)	Options become exercisable in four equal installments beginning one year from the grant date.

For Mr. Lewis, the amount includes the number of stock options that became exercisable in fiscal 2006 as discussed in the Summary Compensation Table footnote (c).

For Mr. Lacy, this amount includes 50,000 options to purchase common stock that became exercisable on March 28, 2006 and 150,000 options to purchase common stock that became exercisable upon his termination July 29, 2006. Additional information regarding the vesting of Mr. Lacy’s stock can be found in Summary Compensation Table footnote (c).

(b)	For Mr. Lewis, this amount includes the number of stock options that are not yet exercisable under the grant discussed in Summary Compensation Table footnote (c).

(c)	The amounts in this column reflect the fair market value of outstanding restricted stock awards for the named executive officers using the closing price on February 2, 2007 of $177.13, the last trading day of our common stock in fiscal 2006.

Option Exercises and Stock Vested

The following table shows the number of shares of acquired upon vesting of restricted stock awards and the value realized, before payment of any applicable withholding tax. None of our named executive officers exercised any stock options during fiscal 2006.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Aylwin B. Lewis	13,955	$2,490,828
William C. Crowley	—	—
W. Bruce Johnson	5,703	$704,720
Maureen McGuire	2,772	$483,631
Karen A. Austin	—	—
Alan J. Lacy	81,994	$12,739,306
Craig T. Monaghan	—	—

(a)	For Mr. Lewis, the amount represents shares that vested on February 3, 2007. As the vesting date was a Saturday and his shares were awarded before the merger, the closing market price used for the vesting of shares was the average of the high and low prices on the day before and after the vesting date which was $178.49. See footnote (c) to the Summary Compensation Table for additional information regarding Mr. Lewis’s restricted stock grants.

For Mr. Johnson, the amount represents shares that vested on January 29, 2006. The closing market price of our common stock on January 29, 2006 was $123.57. See footnote (c) to the Summary Compensation Table for additional information regarding Mr. Johnson’s restricted stock grants.

For Ms. McGuire, the amount represents shares that vested on October 31, 2006. The closing price of our common stock on October 31, 2006 was $174.47. See footnote (c) to the Summary Compensation Table for additional information regarding Ms. McGuire’s restricted stock grants.

For Mr. Lacy, the amount represents 75,000 shares that vested on June 30, 2006 and 6,994 shares of restricted stock that vested on July 29, 2006 in connection with Mr. Lacy’s termination of his employment with the Company. The closing market price of our company’s common stock was $157.05 on June 30, 2006 and $137.34 on July 29, 2006.

Pension Benefits

As discussed under “Retirement Plans” in the Compensation Discussion and Analysis beginning on page 12 of this proxy statement, future benefit accruals for both the Sears and Kmart Pension Plans have been eliminated. Details regarding both the Sears and Kmart Pension Plans follow below.

Sears Pension Plans

•

The accrual of benefits under Sears’ pension plans, which include one qualified pension plan (“Sears Pension Plan”) and two non-qualified plans, was eliminated effective December 31, 2005. Therefore, service after December 31, 2005 is not recognized for benefit accumulation purposes, but is recognized for vesting and early retirement subsidy purposes.

•

Through December 31, 1999, annual retirement benefits under the Sears pension plans were based upon credited years of service and the average annual cash compensation of the associate’s highest five successive calendar years of earnings out of the ten years immediately preceding termination of employment (“final average annual compensation”). Benefits earned through December 31, 1988 are reduced by a portion of the participant’s estimated social security benefits.

•

Effective January 1, 2000 through December 31, 2005, retirement benefits under the Sears pension plans were based on the individual’s cash compensation each year instead of his or her final average annual compensation. “Cash compensation” for pension plan purposes generally consists of salary and annual bonus.

Kmart Pension Plan

•

The accrual of benefits under Kmart’s qualified pension plan (“Kmart Pension Plan”) was eliminated as of January 31, 1996. Therefore, service after January 31, 1996 is not recognized for benefit accumulation purposes, but is recognized for vesting and early retirement subsidy purposes.

•

Annual retirements benefits were based on the “final average compensation formula.” The formula was 1.50% of the average of the officer’s best five compensation years prior to January 31, 1996 multiplied by years of service after age 21 and prior to January 31, 1996 up to 35 years minus 2% of the applicable Social Security benefit for each year of services up to 30 years at age 65.

The table below shows information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement of the named executive officers eligible to receive benefits. The years of credited service under the pension plans are as of February 3, 2007, rounded to the nearest whole number. The present value of accumulated benefit uses mortality and interest rate assumptions consistent with those used in the Company’s financial statements. See footnote (b) for assumptions used for the present value of accumulated benefit calculation. The only named executive officers eligible for pension benefits are Ms. Austin and Mr. Lacy. Messrs. Lewis, Monaghan, Johnson, Crowley and Ms. McGuire are not eligible to receive pension benefits.

Name	Plan Name	Number of Years Credited Service (a)	Present Value of Accumulated Benefit (b)	Payments During Last Fiscal Year (c)
Karen A. Austin	Kmart Pension Plan	11	$74,939	$0
Alan J. Lacy	Sears pension plans	10	$376,869	$1,037,251

(a)	The number of years of credited serviced is the number of years in the plan from the first anniversary of the participant’s hire date to the date his or her benefits ceased to accrue.

(b)	The amounts represent the present value of accumulated benefit using the Sears Holdings’ pension measurement date of December 31, 2006. The following assumptions were used in the present value calculation.

•

Election and commencement of benefits at earliest possible retirement age without any benefit reduction due to age. For Sears Pension Plan participants this means age 65, and for Kmart Pension Plan participants this means the 90 points date. Under the terms of the Kmart Pension Plan, points equal the participant’s age plus service with full pension benefit eligibility attained after earning 90 points.

•	Form of payment under the Sears Pension Plan is 90% of plan participants electing lump sums, 10% annuities.

•	Form of payment under the Kmart Pension Plan is 100% of participants electing annuities.

•	Sears pension plans Mortality for Annuity Benefits: RP 2000 table projected 10 years for males and females.

•	Sears pension plans Mortality for Lump Sum Benefits: RR 2001-62 table required by IRS.

•	Kmart Pension Plan Mortality for Annuity Benefits: RP 2000 table projected 10 years for males and females, male ages set forward three years, female ages set forward two years.

•	For the Sears pension plans, an interest rate of 5.15% for qualified lump sum payments and an interest rate of 60% of the qualified plan basis for non-qualified lump sum payments.

•	Discount rate of 5.9% as of December 31, 2006.

•	No pre-retirement decrements.

(c)	In accordance with his termination, Mr. Lacy was paid a lump sum of $885,944 from the non-qualified plan on August 21, 2006. Also, in accordance with 409A of the Internal Revenue Code, an additional lump sum benefit from the non-qualified plan of $151,307 was delayed six months and paid out on January, 29 2007. While Mr. Lacy’s second payment occurred after the pension measurement date it is included in this column as it occurred during the 2006 fiscal year.

Non-Qualified Deferred Compensation

The Sears, Roebuck and Co. Deferred Compensation Plan was terminated effective April 30, 2005 for all participants other than Mr. Lacy. No additional salary or incentive bonus deferrals were allowed after April 30, 2005.

Each participant in the Sears Holdings Deferred Compensation Plan who was actively employed on April 30, 2005 was deemed vested in all amounts credited as of that date to accounts under the plan. All participant accounts under the Deferred Compensation Plan were distributed in cash immediately or no later than December 31, 2005 except for Mr. Lacy. He was allowed to maintain his account under the Deferred Compensation Plan.

The table shows information with respect to Mr. Lacy regarding earnings and distributions to the Company’s Deferred Compensation Plan in fiscal 2006.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions (a)	Aggregate Balance at Last FYE
Alan J. Lacy	—	—	$803,723	$7,517,838	—

(a)	On July 29, 2006, the date of Mr. Lacy’s termination of employment with the Company, he received a distribution of his deferred compensation account balance in a lump sum payment of $7,092,713 pursuant to his deferred compensation election. In accordance with section 409A of the Internal Revenue Code, a portion of the distribution was delayed six months and distributed on January, 29 2007 in the amount of $425,125.

Potential Payments Upon Termination of Employment

The amount of compensation paid to each of the named executive officers of the Company in the event of termination of such executive’s employment is discussed below and potential payouts detailed in the tables. The amounts shown assume that such termination was effective as of February 3, 2007, the last day of fiscal 2006. Therefore, the tables include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts paid to the executives can only be determined at the time of such executive’s separation from the Company.

Mr. Monaghan voluntarily resigned on January 31, 2007 and forfeited all awards. Mr. Crowley is not a party to an Executive Severance/Non-Compete and Non-Disclosure Agreement with Sears Holdings and therefore is not eligible to receive severance payments. Mr. Lewis’s potential payments are governed by his employment agreement as described below. The payments that Mr. Lacy received upon termination of his employment with the Company on July 29, 2006 are described below.

Payments Pursuant to Severance Agreements

As described in the Compensation, Discussion and Analysis beginning on page 12, the Company provides severance benefits to Mss. McGuire and Austin and Mr. Johnson pursuant to Executive Severance/Non-Compete and Non-Disclosure Agreements (the “severance agreements”) that the Company entered into with each of such executive officers. The amounts shown in the table for termination for “good reason” or termination without “cause” are based on the following agreement provisions.

•

A termination by the executive officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the Executive Severance/Non-Compete and Non-Disclosure Agreement; (2) a change in reporting relationship such that the named executive officer reports to anyone other than the Chief Executive Officer, the Chairman of the Board or Board of Directors; (3) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (4) the failure of a successor company to assume or fulfill the obligations under the Executive Severance/Non-Compete and Non-Disclosure Agreement.

•

A termination by an executive officer is without cause if the executive officer is involuntarily terminated on account of job elimination rather than poor performance or without “cause.” Cause means (1) a material breach by the executive officer of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not remedied by the executive officer; (2) the commission by the executive officer of a felony involving moral turpitude and (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

Severance Benefits upon termination for “good cause” or termination without “cause”

•	Base salary at the rate in effect immediately prior to the date of termination for one year in the form of salary continuation.

•

Depending on the agreement, target bonus for the year in which the termination occurred. If the target bonus has not been set for the year in which the date of termination has occurred, the executive officer’s target bonus for the year immediately preceding the year in which the date of termination has occurred.

•	Depending on the agreement, mitigation if the executive officer gains employment during the one year following termination.

•	Continuation of medical and dental plans the executive officer was eligible to participate in prior to the end of employment.

The forms of severance agreements do not provide for payments to the eligible named executive officers upon, death, disability or retirement. The eligible named executive officers will receive payments under the Company’s annual and long-term incentive programs upon death, disability or retirement, as provided below.

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination with cause or voluntary termination

Payments Pursuant to Incentive Programs

As described in the Compensation, Discussion and Analysis beginning on page 12, our company provides annual and long-term incentive awards to our named executive officers. Mr. Crowley does not participate in our annual and long-term incentive programs. Mr. Lewis participates in our annual incentive program, but potential payments to him under the annual incentive program are governed by the terms of his employment agreement. Mr. Lewis does not currently participate in our long-term incentive program.

In the event of the termination of Mr. Johnson, Ms. McGuire or Ms. Austin, pro-rated payments may be made upon certain termination events under the 2005 Senior Executive Officer LTIP and 2006 LTIP. Mr. Johnson, Ms. McGuire and Ms. Austin may also be entitled to payment of an award amount under the AIP pursuant to the terms of the AIP and the severance agreements.

Payments Made Upon Termination Without Cause

In the event that Mr. Johnson, Ms. McGuire or Ms. Austin is terminated by the Company without cause (as such term is defined above), he or she will receive the following:

•

Depending on the agreement as described above under “payments pursuant to severance agreements,” the named executive officer’s target AIP bonus for target bonus for the year in which the termination occurred. If the target bonus has not been set for the year in which the date of termination has occurred, the named executive officer’s target bonus for the year immediately preceding the year in which the date of termination has occurred.

•	2005 Senior LTIP and 2006 LTIP payouts pro-rated through the date of termination. In order for the named executive officer to receive any payment:

•

LTIP EBITDA for the period from the beginning of the performance period through the last completed full month that occurs on or preceding the named executive officer’s date of termination is equal to or greater than target LTIP EBITDA for the pro-rated performance period;

•	LTIP EBITDA is equal to or greater than target LTIP EBITDA for the pro-rated performance period, and;

•	The named executive officer must be employed by the Company for at least 12 months of the performance period.

Payments Made Upon Disability

In the event of a disability, Mr. Johnson, Ms. McGuire and Ms. Austin will receive 2005 Senior LTIP and 2006 LTIP payouts pro-rated through the date of termination. However, in no event shall Mr. Johnson, Ms. McGuire or Ms. Austin receive any payment unless:

•

LTIP EBITDA for the period from the beginning of the performance period through the last completed full month that occurs on or preceding the executive officer’s date of termination is equal to or greater than Target LTIP EBITDA for the pro-rated performance period;

•	LTIP EBITDA is equal to or greater than Target LTIP EBITDA for the pro-rated performance period, and;

•	The named executive officer must be employed by the Company, for at least 12 months of the performance period.

Payments Made Upon Death

The estate of Mr. Johnson, Ms. McGuire or Ms. Austin will receive the following:

•

Any earned annual incentive award under the 2006 AIP will be pro-rated. In the event of death after the end of the plan year but before the award date, the participant will be eligible to receive full payment of any award.

•	2005 Senior Executive and 2006 LTIP payout pro-rated through date of death provided that the named executive officer has been employed by the Company, for at least 12 months.

Payments Made Upon Retirement

Mr. Johnson, Ms. McGuire and Ms. Austin will receive the following upon retirement:

•

Any earned annual incentive award under the 2006 AIP will be pro-rated based through the date of retirement. In the event of retirement after the end of the plan year but before the award date, the participant will be eligible to receive full payment of any earned incentive on the award date.

•	2005 Senior LTIP and 2006 LTIP payout pro-rated through the date of retirement. However, in no event shall Mr. Johnson, Ms. McGuire or Ms. Austin receive any payment unless:

•

LTIP EBITDA for the period from the beginning of the performance period through the last completed full month that occurs on or preceding the executive officer’s date of termination is equal to or greater than Target LTIP EBITDA for the pro-rated performance period;

•	LTIP EBITDA is equal to or greater than Target LTIP EBITDA for the pro-rated performance period, and;

•	The named executive officer must be employed by the Company, for at least 12 months of the performance period.

Mr. Johnson, Ms. McGuire and Ms. Austin will not receive an AIP payout for termination with cause and voluntary termination. In addition he or she will not receive a LTIP payout in the event of termination for good reason, voluntary termination and termination with cause.

The table below summarizes the potential payouts to Mr. Johnson, Mss. McGuire and Austin for the termination events described above assuming such termination occurred on February 3, 2007, the last day of fiscal 2006:

Bruce Johnson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	AIP Target Payment	LTIP Payment (b)	Present Value of Accumulated Pension Benefit (c)	Total
Termination for Good Reason	$725,000	$7,426	$652,500	—	—	$1,384,926
Termination without Cause	$725,000	$7,426	$652,500	$4,077,695	—	$5,462,621
Termination with Cause	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—
Termination due to Disability	—	—	—	$4,077,695	—	$4,077,695
Termination due to Retirement	—	—	$579,586	$4,077,695	—	$4,657,281
Termination due to Death	—	—	$579,586	$4,077,695	—	$4,657,281

Maureen McGuire	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	AIP Target Payment	LTIP Payment (b)	Present Value of Accumulated Pension Benefit (c)	Total
Termination for Good Reason	$550,000	$2,496	$412,500	—	—	$964,996
Termination without Cause	$550,000	$2,496	$412,500	$1,830,555	—	$2,795,551
Termination with Cause	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—
Termination due to Disability	—	—	—	$1,830,555	—	$1,830,555
Termination due to Retirement	—	—	$366,713	$1,830,555	—	$2,197,268
Termination due to Death	—	—	$366,713	$1,830,555	—	$2,197,268

Karen Austin	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	AIP Target Payment	LTIP Payment (b)	Present Value of Accumulated Pension Benefit (c)	Total
Termination for Good Reason	$450,000	$7,426	$337,500	—	$74,939	$869,865
Termination without Cause	$450,000	$7,426	$337,500	$2,173,411	$74,939	$3,043,276
Termination with Cause	—	—	—	—	$74,939	$74,939
Voluntary Termination	—	—	—	—	$74,939	$74,939
Termination due to Disability	—	—	—	$2,173,411	$74,939	$2,248,350
Termination due to Retirement	—	—	$299,767	$2,173,411	$74,939	$2,548,117
Termination due to Death	—	—	$299,767	$2,173,411	$74,939	$2,548,117

(a)	For Mr. Johnson, Mss. McGuire and Austin the amount includes the continuation of medical and dental benefits for one year.

(b)	This amount includes potential payouts under the 2005 Senior Executive LTIP and 2006 LTIP. The amount is the prorated target amount the executive officer would receive upon termination.

For Mr. Johnson and Ms. Austin the amount also includes the potential payout amount under the 2004 Kmart LTIP.

(c)	This amount includes the present value of the accumulated pension benefit as detailed in the “Pension Benefits” section.

Payments Pursuant to Individual Agreements

Aylwin B. Lewis Employment Agreement

Mr. Lewis’s severance benefits are provided in Amended and Restated Employment Agreement, dated March 24, 2005, between the Company and Mr. Lewis (the “Lewis Agreement”). The amounts shown in the table for termination for cause and constructive termination are based on the following provisions from the Lewis Agreement.

•

Termination by the Company for “cause” means (1) the commission of a felony; (2) willful neglect or willful misconduct in carrying out duties under the Lewis Agreement; and (3) willful gross misconduct that the Board determines in good faith has resulted or is likely to result in material harm to the business or reputation of the Company or any of its affiliates.

•

Constructive termination means the executive’s voluntary termination of his employment if: (1) Mr. Lewis ceases to hold the titles of President of the Company, Chief Executive Officer and President of Kmart, or Chief Executive Officer of Sears Retail or as a result of his death or disability or termination of his employment for cause; (2) any individual other than Mr. Lewis or Edward S. Lampert, assumes the title of Chief Executive Officer of the Company; (3) a material diminution or material adverse change in responsibilities, duties, authorities occurs, or as a result of death or disability or a termination of for cause; (4) a reduction in Mr. Lewis’s base salary or target bonus occurs other than as a result of death or disability or a termination for cause; or (5) if the Company fails to cause a successor to assume the Lewis Agreement.

Payments Upon Termination of Employment

Mr. Lewis will receive the following payments in the event of termination of employment for cause:

•	Base salary through date of termination of employment;

•	Prorated annual bonus for the fiscal year in which the termination occurs, based on the actual performance for the fiscal year;

•	Any amounts earned, accrued and not yet paid as well as benefits in accordance with applicable plans and programs of the Company; and

•	Accelerated vesting of restricted stock and stock options.

Mr. Lewis will receive the following payments in the event of constructive termination:

•	Base salary through date of termination of employment;

•

Base salary at the rate in effect on the date of termination of employment (or his base salary has been reduced prior to termination, the rate in effect immediately prior to such reduction) payable from the date of termination through the later of the third anniversary of the date of termination or if sooner the last day of the employment term and the first anniversary of the date of termination;

•	Prorated annual bonus for the fiscal year in which the termination occurs, based on the actual performance for the fiscal year;

•	Any amounts earned, accrued and not yet paid as well as benefits in accordance with applicable plans and programs of the Company; and

•	Accelerated vesting of restricted stock and stock options.

In the event that Mr. Lewis voluntarily terminates employment, he will be entitled to receive the following:

•	Base salary through date of termination of employment;

•	An amount equal to a prorated annual bonus for the fiscal year in which the termination occurs, based on the actual performance for the fiscal year; and

•	Any amounts earned, accrued and not yet paid as well as benefits in accordance with applicable plans and programs of the Company.

If Mr. Lewis’s employment is terminated due to disability, he will be entitled to receive the following:

•	Base salary through date of termination;

•	Through the Company’s long term disability plans or otherwise, an amount equal to 60% of base salary for the period beginning on the date of termination through attainment of age 65;

•	Prorated annual bonus for the fiscal year in which the disability occurs, based on the actual performance for the fiscal year;

•	Any amounts earned, accrued and not yet paid as well as benefits in accordance with applicable plans and programs of the Company; and

•	Accelerated vesting of restricted stock and stock options

If Mr. Lewis’s employment is terminated due to death, he will be entitled to receive the following payments:

•	Base salary through date of death;

•	Prorated annual bonus for the fiscal year in which death occurs, based on the actual performance for the fiscal year;

•	Any amounts earned, accrued and not yet paid as well as benefits in accordance with applicable plans and programs of the Company; and

•	Accelerated vesting of restricted stock and stock options.

The table below summarizes potential payments to Mr. Lewis upon termination of employment, assuming such termination occurred on February 3, 2007, the last day of fiscal 2006:

Aylwin Lewis	Cash Severance Payment	AIP Payment	Medical & Dental Benefits	Restricted Stock	Stock Options	Total
Termination for Cause by the Company	$7,692	$889,000	—	$5,512,128	$13,480,500	$19,889,320
Constructive Termination	$3,007,692	$889,000	$15,938	$5,512,128	$13,480,500	$22,905,258
Voluntary Termination by the CEO	$7,692	$889,000	—	—	—	$896,692
Termination Due to Disability	$7,400,021	$889,000	$65,494	$5,512,128	$13,480,500	$27,347,143
Termination Due to Death	$7,692	$889,000	—	$5,512,128	$13,480,500	$19,889,320

Alan J. Lacy Employment Agreement

On July 10, 2006, Alan Lacy notified the Company of his intent to terminate employment under his Amended and Restated Employment Agreement (the “Amended Lacy Agreement”). In accordance with the terms of the Amended Lacy Agreement, Mr. Lacy was paid $7,500,000 on January 29, 2007. In accordance with section 409A of the Internal Revenue Code, this payment was delayed until six months after his termination of employment. In addition, 150,000 stock options and 6,994 shares of restricted stock vested on Mr. Lacy’s termination date. The stock options and restricted stock held by Mr. Lacy on his termination date had values of $1,316,000 and $960,556, respectively, based on the closing stock price on Mr. Lacy’s termination date. In addition he received a single lump sum payment of $26,730 on January 29, 2007 in lieu of continued health and welfare plan eligibility, which was also delayed until six months after separation from service.

Compensation of Directors

The following table shows information concerning the compensation of directors during 2006, except for the directors who also are named executive officers, whose compensation for service as a director is fully reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash	Total
D. Carty	$40,000	$40,000
E. Lampert, Chairman	—	—
S. Mnuchin	$40,000	$40,000
R. Perry	$40,000	$40,000
A. Reese	$50,000	$50,000
T. Tisch	$40,000	$40,000

Sears Holdings provides its non-employee Directors an annual cash retainer in the amount of $40,000 for serving as Directors of the Company, except that Ms. Reese receives an additional $10,000 retainer for service as chair of the Audit Committee. The Chairman of the Board, Mr. Lampert does not receive an annual retainer. There are currently no equity or retirement programs in place for the Directors.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 3, 2007 and in this Proxy Statement.

Compensation Committee

Thomas J. Tisch, Chair

Ann N. Reese

Equity Compensation Plan Information

The following table reflects information about securities authorized for issuance under the Company’s equity compensation plans as of February 3, 2007.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)	350,000	$112.90	818,407
Equity compensation plans not approved by security holders	—	$—	—
Total	350,000	$112.90	818,407

(1)	Represents shares of common stock that may be issued pursuant to the Company’s 2006 Stock Plan. Excludes shares covered by a plan award that are not delivered on an unrestricted basis (for example, because the award is forfeited, canceled, settled in cash or used to satisfy tax withholding obligations). Awards under the 2006 Stock Plan may be restricted stock awards, a grant of shares of the Company’s common stock in connection with an award made under a long-term incentive plan, or certain other awards.

(2)	Represents (1) a grant to Aylwin B. Lewis of options to purchase 150,000 shares of Holdings’ common stock and (2) a grant to Alan J. Lacy of options to purchase 200,000 shares of Holdings common stock. On October 18, 2004, Kmart granted Mr. Lewis options to purchase 150,000 shares of Kmart common stock, subject to approval by Kmart’s stockholders. Kmart’s stockholders approved the option grant on March 24, 2005, and these options were converted into options to purchase an equal number of shares of Holdings common stock upon effectiveness of the Merger. The grant to Mr. Lacy was approved by Kmart, the sole stockholder of Holdings on November 16, 2004 in connection with the approval of Mr. Lacy’s employment agreement pursuant to which the options were granted.

ITEM 2.    APPROVAL OF THE FIRST AMENDMENT TO UMBRELLA INCENTIVE PROGRAM

Item 2 is the approval of the first amendment to the Sears Holdings Corporation Umbrella Incentive Program (the “Umbrella Program”). The Umbrella Program was approved by our stockholders at the 2006 annual meeting. The Umbrella Program is a performance-based program designed to motivate our salaried employees to focus on long-term company performance through cash or common stock awards based on three-year or longer performance periods (although a performance period could be as short as one year) and reinforce accountability by linking a portion of executive compensation to the company’s long-term performance goals. Annual incentive plans are also established under the Umbrella Program.

On February 21, 2007, our Compensation Committee approved the first amendment to the Umbrella Program (the “amendment”). The amendment provides that

•	grants of restricted stock can be made at the beginning of the performance period;

•

no more than $20,000,000 may be paid to any one individual pursuant to any award granted for any performance period of four or more years, which period shall be based on a fixed number of years (provided that if the performance period is less than four years), the limit shall be subject to a corresponding pro rata reduction; and

•

to the extent that any performance periods applicable to an individual overlap, the limit (and any required pro rata reduction) with respect to a subsequent performance period will be reduced by the amount of the limit of the prior performance period attributable to the overlapping portion of any such prior performance period and when the amount payable to an individual is known, the Compensation Committee shall determine the amount attributable to each year within the performance period by allocating the amount over the performance period over a straight-line basis.

The Compensation Committee believes that performance-based restricted stock awards align the interests of executive officers and the company’s stockholders and provide the executive officers with an ownership stake in the company. The Board also believes that this amendment is in the best interests of the company.

On February 21, 2007, the Compensation Committee approved the 2007 Executive Long -Term Incentive Plan (the “2007 LTIP”), subject to stockholder approval of the amendment. The 2007 LTIP provides for awards of restricted stock the vesting of which is dependent upon performance over our 2007 through 2010 fiscal years. We intend to treat the 2007 LTIP as established under, and part of the Umbrella Program, and stockholder approval of the first amendment to the Umbrella Program will constitute stockholder approval of the 2007 LTIP. The restricted stock awards granted under the 2007 LTIP are contingent upon stockholder approval of the first amendment to the Umbrella Program.

The following summarizes the material terms and conditions of the Umbrella Program, as amended to date, and the outstanding awards under the 2007 LTIP, which is each deemed part of and subject to the Umbrella Program. The amendment is set forth in its entirety in Appendix A to this Proxy Statement and includes the 2007 LTIP, which is set forth in Appendix A-1. Stockholders should refer to those appendices for complete and detailed information regarding the Umbrella Program and the 2007 LTIP.

Approval of the amendment by our stockholders will also constitute approval of the 2007 LTIP and awards outstanding thereunder. Under the Umbrella Program, as amended, any award intended to constitute “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m) (“Section 162(m)”) contingent on stockholder approval of the Umbrella Program. No amount shall be paid under such an award unless and until our stockholders have approved the amendment. As a result, if our stockholders do not approve the amendment, the restricted stock granted to our executive officers under the 2007 LTIP will be void.

Eligible Employees

Any salaried employee (and certain hourly employees with respect to annual incentive programs established under the Umbrella Program) may be designated by the Compensation Committee to participate in the Umbrella Program and granted one or more awards under the Umbrella Program. We have approximately 26,512 salaried employees, and approximately 26,612 employees have been designated by the Compensation Committee to participate in one or more incentive programs under the Umbrella Program.

From time to time, the Compensation Committee may also designate as participants those employees who have been newly hired or promoted into the group of eligible employees. The Compensation Committee may adjust the terms and conditions of awards to these employees, in order to qualify such awards as performance-based compensation for purposes of Section 162(m), if such awards are intended to meet the requirements of Section 162(m).

Awards Under the Umbrella Program—Generally

Cash incentive awards and stock awards under the Umbrella Program are designed to vary commensurately with achieved performance. A cash incentive award is the grant of a right to receive a payment of cash (or in the Compensation Committee’s discretion, a participant may receive or elect to receive shares of our common stock having a fair market value on the payment date equivalent to the cash otherwise payable). Under the amendment, as noted above, restricted stock may be granted at the beginning of the performance period. A stock award is a grant of shares of common stock subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals established by the Compensation Committee. The Compensation Committee may impose other conditions, restrictions and contingencies on any award. A participant’s right to receive an award may be contingent on the achievement of performance goals established by the Compensation Committee for the applicable performance period.

Performance-Based Compensation Awards

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1million paid to any of our five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. Under the Umbrella Program, the Compensation Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in Section 162(m) (“performance-based compensation”) and awards not so structured. An award intended to be performance-based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by Section 162(m). The performance goals that may be used for these awards will be based on any one or more of the performance measures described below under “Performance Measures” selected by the Compensation Committee. All awards under the Umbrella Program that are intended to be performance-based compensation will be structured to meet the requirements of Section 162(m).

Maximum Performance-Based Awards

For awards intended to be performance-based compensation:

•	No more than $5,000,000 may be paid to any individual for any performance period of one year (reduced pro rata for a performance period of less than one year);

•	No more than $15,000,000 may be paid to any individual for any performance period of three years (reduced pro rata for a performance period of less than three years); and

•

No more than $20,000,000 may be paid to any one individual for any performance period of four or more years, which period shall be based on a fixed number of years (reduced pro rata for a performance period of less than four years).

The Compensation Committee may establish overlapping performance periods; provided that, to the extent that the performance periods applicable to any individual overlap, the limit (and any required pro rata reduction) with respect to a subsequent performance period shall be reduced by the amount of the limit of a prior performance period attributable to the overlapping portion of any such prior performance period. At the end of any performance period for which there is a subsequent overlapping period, when the amount payable to an individual with respect to the former performance period is known, the Compensation Committee shall determine the amount attributable to each year within the performance period, by allocating the amount payable over the performance period on a straight-line basis.

Performance Goals

The Compensation Committee will establish, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, objective written performance goals for awards intended to be performance-based compensation. These goals will be based on one or more performance measures (as described below), and may be with respect to

•	corporate performance;

•	operating group or sub-group performance;

•	individual company performance;

•	other group or individual performance; or

•	division performance.

A participant otherwise entitled to receive an award intended to be performance-based compensation for any performance period will not receive a settlement of the award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, the Compensation Committee may not increase the amount of the payment.

Performance Measures

Performance measures may be based on any one or more of the following

•	share price;

•	market share;

•	cash flow;

•	revenue;

•	revenue growth;

•	earnings per share;

•	operating earnings per share;

•	operating earnings;

•	earnings before interest, taxes, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on investment;

•	net income;

•	net income per share;

•	economic value added;

•	market value added;

•	store sales growth;

•	customer satisfaction performance goals measured by independent customer satisfaction and employee opinion surveys; and

•	strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals; and

•	goals relating to acquisitions or divestitures.

Each measure may be

•	expressed on an absolute and/or relative basis;

•	based on our company as a whole or on any one or more of our business units or subsidiaries;

•	based on or otherwise employ comparisons based on internal targets;

•	past performance of our company or any one or more of our business units or subsidiaries; and/or

•	the past or current performance of other companies, or an index.

The terms of an award may provide that partial achievement of the performance goals may result in a payment or vesting based on the degree of achievement. In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	extraordinary, unusual and/or nonrecurring items of gain or loss;

•	gains or losses on acquisitions, divestitures or store closures;

•	noncapital, purchase accounting items;

•	changes in tax or accounting principles, regulations or laws;

•	mergers or acquisitions;

•	integration costs disclosed as merger-related;

•	accruals for reorganization or restructuring programs;

•	matters related to Kmart Corporation’s Chapter 11 bankruptcy;

•	investment income or loss; and

•	foreign exchange gains and losses.

To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Section 162(m), including the requirement that performance goals be objective.

Distribution

Subject to the termination of employment provisions described below, we will distribute, in a single lump sum, the cash or shares of our common stock resulting from an award as soon as practicable after the first Compensation Committee meeting after the results of a performance period are available to the Compensation Committee. For awards intended to be performance-based compensation, we will not make any distribution before the Compensation Committee has certified the satisfaction of the performance goals and the amount to be paid to each participant. For awards not intended to be performance-based compensation, we will make distributions at the time as specified by the Compensation Committee in the award.

Termination of Employment

The terms of an award (or the incentive program under which it is granted) will provide the extent to which a participant may receive a cash incentive award in the event of the participant’s death, disability or termination of employment with us. Receipt of an award in these circumstances may depend on both the reason for the termination, if applicable, and the point in the performance period at which the event occurs (subject, in the case of awards intended to be performance-based compensation, to Section 162(m)).

Transferability of Awards

Except as otherwise provided by the Compensation Committee, awards under the Umbrella Program are not transferable except by will or by the laws of descent and distribution.

Settlement of Cash Incentive Awards

We may use cash, shares of our common stock, or a combination of cash and stock to satisfy our obligation to make payments and distributions with respect to a cash incentive award under the Umbrella Program. Satisfaction of our obligations under a cash incentive award (referred to as “settlement” of the award) or the grant of a stock award may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine.

Source of Awards Settled in Stock

For cash incentive awards or stock awards under the Umbrella Program that are settled in shares of our common stock or for a stock award, the shares will be distributed under the 2006 Stock Plan. The source of shares for our stock awards under the Umbrella Program will be the 2006 Stock Plan. The 2006 Stock Plan was approved by our stockholders at our 2006 annual meeting of stockholders.

Administration of the Umbrella Program

The Compensation Committee administers the Umbrella Program, and it may make changes it considers appropriate for its effective administration. These changes may not increase the benefits available to participants under, nor change the pre-established measures in goals approved with respect to, an award intended to be performance-based compensation. Notwithstanding anything in the Umbrella Program to the contrary, the Compensation Committee may reduce the amount of cash or shares of our common stock to be delivered in connection with a cash incentive award or a stock award.

Corporate Transaction or Capital Adjustment

In the event of a corporate transaction or capital adjustment affecting our common stock, the Compensation Committee may adjust awards to preserve but not increase the benefits or potential benefits of the awards. However, the

Compensation Committee may not make any adjustment that would cause awards intended to be performance-based compensation to cease to qualify as such.

Amendment and Termination of the Umbrella Program

The Board or the Compensation Committee may, at any time, amend or terminate the Umbrella Program, and may amend any award agreement under it. However, no amendment or termination may, without the written consent of the affected participant (or, if the participant is not then living, his or her beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date the Board or the Compensation Committee adopted the amendment. In addition, no amendment may, without the consent of our stockholders, cause awards intended to be performance-based compensation to cease to be tax deductible by us. However, the Compensation Committee may amend, without participant consent, the Umbrella Program and any award under the program to the extent the Compensation Committee determines the amendment is necessary to cause the program or award to comply with section 409A of the Code or any other applicable law or rule of any applicable securities exchange or any similar entity.

Notwithstanding anything in the Umbrella Program to the contrary, the Compensation Committee may not amend the Umbrella Program if the amendment would cause the Umbrella Program not to comply with section 409A of the Code or any other applicable law or rule of any applicable securities exchange or any similar entity.

2007 LTIP

Under the 2007 LTIP, performance-based awards of restricted stock were granted to approximately 140 employees at the level of Vice President and above, subject to stockholder approval of the amendment. The payment of such awards will depend on the achievement of LTIP EBITDA. LTIP EBITDA is defined under this program as Earnings Before Interest, Taxes, Depreciation and Amortization for the performance period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada, less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more); the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities.

In the event that LTIP EBITDA is 100% of target LTIP EBITDA in the 2007, 2008 or 2009 fiscal year, the performance period shall be three years and end as of the last day of fiscal 2009. In the event that LTIP EBITDA is 100% of target LTIP EBITDA in fiscal 2010 (but not in the 2007, 2008 or 2009 fiscal years), the performance period shall be four years and end as of the last day of fiscal 2010. The stock award shall vest, if at all, to each participant, if in any of the four years that constitute the performance period, the target LTIP EBITDA is achieved, subject to a graduated vesting schedule.

If the performance goal is achieved in fiscal year 2007, 2008, or 2009, 100% of the restricted stock award will vest and be paid within two and one half months of the 2009 fiscal year end if the 2009 fiscal year end stock value is less or equal to the original grant value of the stock. If instead, the 2009 fiscal year end stock value is greater than the original grant value of the stock, the restricted stock award will vest under a graduated schedule. The number of shares equivalent to the value of the original award on the grant date will vest and be paid within two and one-half months after fiscal year 2009. The remaining number of shares of the restricted stock award will vest and be paid within two and one half months after the end of fiscal year 2010 and 2011, in equal portions of shares based on amount above grant date fair value. If the performance goal is not achieved in fiscal year 2007, 2008 or 2009, 50% of the restricted stock award will forfeit on the last day of fiscal year 2009. If the performance goal is achieved in 2010, the nonforfeited portion of the restricted stock award will vest and be paid within two and one half months of the 2010 fiscal year end if the 2010 fiscal year end stock value is less or equal to the original grant value of the stock. If instead, the 2010 fiscal year end stock value is greater than the original grant value of the stock, the restricted stock award will vest under a graduated schedule. The number of shares equivalent to the value of the original award on the grant date will vest and be paid within two and one-half months after fiscal year 2010. The remaining unvested portion of the restricted stock award will vest and be paid after the end of fiscal year 2011. The maximum amount that may be distributed to a participant for any performance period is the same as that described above for the Umbrella Program (see “Maximum Performance-Based Awards”).

Certain additional conditions will apply to a participant whose employment with us terminates due to his or her retirement, death, disability, voluntary termination for good reason (as defined in the 2007 LTIP) or involuntary termination without cause after the initial payment date (i.e., with respect to achievement of the target LTIP EBITDA by the 2009 fiscal year end, two and one half months after the 2009 fiscal year end and with respect to achievement of the target LTIP EBITDA in 2010, two and one half months after the 2010 fiscal year). Upon the occurrence of any of these events after the initial payment date for a participant’s award and prior to the payment date for the participant’s remaining unvested restricted stock award, a distribution in the amount of the unvested restricted stock award, if any, with respect to that participant will be made as soon as administratively practicable after such event, but only if that participant has been employed by us for at least 12 months of the performance period.

New Plan Benefits

The Compensation Committee granted restricted stock awards under the 2007 LTIP to our executive officers in March 2007, subject to stockholder approval of the amendment. Information regarding the grants is contained in the table below. If our stockholders approve the amendment, these executive officers will receive those grants. If our stockholders do not approve the amendment, the shares of restricted stock will be void.

2007 LTIP

Name and Position	Dollar Value ($)	Number of Shares
A. Lewis, Chief Executive Officer	—	—
W. Crowley, Executive Vice President, Chief Administrative Officer and Chief Financial Officer	—	—
B. Johnson, Executive Vice President	$3,500,000	19,667
M. McGuire, Executive Vice President	$1,650,000	9,271
K. Austin, Executive Vice President	$1,500,000	8,428
A. Lacy, Former Vice Chairman	N/A	N/A
C. Monaghan, Former Executive Vice President and Chief Financial Officer	N/A	N/A
Executive Group	$18,550,000	104,231
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$43,746,037	245,757

Federal Income Tax Consequences

Under present federal income tax laws, awards granted under the Umbrella Program will have the following tax consequences:

Incentive Awards

A participant will realize taxable income at the time the incentive award is distributed either in cash or shares of stock in an amount equal to the cash distributed or the fair market value of the shares on the date of distribution, and we will be entitled to a corresponding deduction, subject Section 162(m).

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to any of our five most highly compensated officers. Amounts that constitute performance-based compensation are not counted toward the $1 million limit. Under the Umbrella Program, LTIP Awards may be structured to meet the requirements of performance-based compensation under applicable tax regulations.

Section 409A of the Code

Awards under the incentive programs generally should not be subject to section 409A of the Code. If such an award were subject to those rules, and failed to conform to them, the recipient would have accelerated recognition of taxable income, and might also become liable for interest and tax penalties. Failure to satisfy those rules would not have an adverse tax effect on our company.

Withholding of Taxes

We may deduct from any payment or distribution of cash or shares under the Umbrella Program the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to us prior to, and as a condition of, making the payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having us withhold shares of our common stock from any payment under the Umbrella Program or by the participant delivering shares of our common stock to us, provided that the number of shares used to satisfy the withholding requirement may not be more than the number required to satisfy the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The portion of the withholding that is satisfied with shares will be determined using the fair market value of our common stock on the date as of which the amount of taxes to be withheld is determined.

The use of shares of our common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to their fair market value on the date as of which the amount of taxes to be withheld is determined. If a participant delivers previously-owned shares of our common stock to satisfy a withholding requirement, the disposition of those shares would result in the participant’s recognition of gain or loss for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

Vote Required for Approval

Approval of the first amendment to the Umbrella Program requires the affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at a meeting at which a quorum is present

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE SEARS HOLDINGS CORPORATION UMBRELLA INCENTIVE PROGRAM.

ITEM 3.    RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Item 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as independent public accountants to audit the financial statements of the Company for fiscal year 2007. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2007.

Prior Auditors of Kmart

The Merger was accounted for as an acquisition of Sears by Kmart and, consequently, the historical financial statements of Kmart serve as our historical financial statements. BDO Seidman, LLP (“BDO Seidman”) had been the independent auditor for Kmart, and Deloitte had been the long-standing independent auditor of Sears. Sears Holdings’ Audit Committee and Board of Directors participated in and approved the decision to retain Deloitte as our independent auditor. Deloitte was retained as our independent auditor on March 2, 2005.

The report of BDO Seidman relating to the Kmart financial statements for the fiscal year ended January 26, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of Kmart for the fiscal year ended January 26, 2005, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused them to make reference thereto in their report on the Kmart financial statements for its fiscal year ended January 26, 2005.

Independent Auditor Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte (including Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (the “Deloitte Group”)) for each of the past two fiscal years:

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$5,608,000	$5,572,000
Audit-Related Fees(2)	1,353,000	1,458,000
Tax Fees(3)	918,000	1,384,000
All Other Fees	0	0

Total	$7,879,000	$8,414,000

(1)

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and review of the quarterly financial statements, and audit services in connection with statutory or regulatory filings, accounting consultations, consents and other SEC matters.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2006 and 2005, this category consisted primarily of services related to subsidiary audits and employee benefit plan audits.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $512,000 and $769,000 in 2006 and 2005, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advice services totaled $406,000 and $615,000 in 2006 and 2005, respectively.

The Audit Committee must pre-approve all engagements of our independent auditor as required by its charter and the rules of the SEC. Prior to the beginning of each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. In addition, the Audit Committee will evaluate known potential engagements of the independent auditor, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual estimate but not specifically approved. If the Chair so approves any such engagements, she will report that approval to the full Committee at the next Committee meeting.

All of the audit, audit-related and tax services provided by the Deloitte Group were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ Marketplace Rules. The Audit Committee Charter complies with the NASDAQ Marketplace Rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent auditor’s report. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the independent auditors including their audit report.

The Audit Committee discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Disclosures were received from the independent auditors regarding their independence as required by Independence Standards Board Statement No. 1 and these disclosures, as well as the independent auditors’ independence, were discussed with them. The Audit Committee reviewed and discussed the audited financial statements of Sears Holdings Corporation for the fiscal year ended February 3, 2007 with management and the independent auditors. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Sears Holdings Corporation be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 3, 2007.

Audit Committee

Ann N. Reese, Chair

Donald J. Carty

Steven T. Mnuchin

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the pre-approval of particular types of services and provides specific cost limits for each such service on an annual basis. The policy requires pre-approval on a case-by-case basis of all other permitted services. In determining whether to pre-approve services, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with applicable law, the policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

2008 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2008 Annual Meeting, it must be delivered to the Company not later than November 29, 2007. However, if the date of our 2008 Annual Meeting changes by more than 30 days from the date of our 2007 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2008 Annual Meeting.

If you want to submit a stockholder proposal for our 2008 Annual Meeting, but you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal on or prior to the date that is 90 days before the 2008 Annual Meeting. However, if the 2008 Annual Meeting is not held on or within eight days of May 27, 2008, and if we provide you with less than 100 days notice or public disclosure of the 2008 Annual Meeting date, your notice must not be received later than the 10th day following the date on which we give notice or public disclosure of the meeting date.

All stockholder proposals must be delivered to the Company at the following address: Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to us. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal 2006.

Solicitation of Proxies

We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of Sears Holdings Corporation are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or through the Internet.

APPENDIX A

FIRST AMENDMENT TO THE SEARS HOLDINGS CORPORATION

UMBRELLA INCENTIVE PROGRAM (UIP)

Pursuant to the authority reserved to the Board or the Committee under Section 8 of the Sears Holdings Corporation Umbrella Incentive Program (UIP), the UIP is hereby amended in the following respects, effective as of February 23, 2007, contingent upon shareholder approval of this First Amendment to the UIP:

1.    Section 3.1 of the UIP is amended by deleting it in its entirety and inserting a new Section 3.1 in its place to read as follows:

“3.1    Awards.    An Award may be granted under the UIP in the form of a “Cash Incentive Award’ or a “Stock Award”.

(a)	A Cash Incentive Award is a grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having Fair Market Value, as of the date of payment, equivalent to the cash otherwise payable) that is contingent upon achievement of performance goals for the applicable performance period, as established by the Committee.

(b)	A Stock Award is a grant of shares of Stock, which grant shall be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Committee.

The grant of an Award may also be subject to such other conditions, restrictions and contingencies as determined by the Committee. Except as otherwise provided in this Section 3, Awards are intended to be “performance-based compensation” as that term is used in regulations issued under Code Section 162(m), and shall comply with the requirements of this Section 3 to the extent such compliance is determined by the Committee to be required for the Awards to be treated as performance-based compensation. With respect to Awards that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations issued thereunder, any such Award shall be contingent upon shareholder approval of the UIP or any amendment to the UIP implicating Code Section 162(m) and the regulations issued thereunder, and no amount shall be paid under any such Award unless and until shareholder approval has been obtained in accordance with Code Section 162(m) and the regulations issued thereunder.”

2.    Section 3.2 of the UIP is amended by deleting it in its entirety and inserting a new Section 3.2 in its place to read as follows:

“3.2    Maximum Amount.    For Awards that are intended to be performance-based compensation under Code Section 162(m) and the regulations issued thereunder:

(a)	No more than $5,000,000 may be paid to any one individual pursuant to such Awards granted for any performance period of one year (provided that if the performance period is less than one year, the limit shall be subject to a corresponding pro rata reduction);

(b)	No more than $15,000,000 may be paid to any one individual pursuant to such Awards granted for any performance period of three years (provided that if the performance period is less than three years, the limit shall be subject to a corresponding pro rata reduction); and

(c)	No more than $20,000,000 may be paid to any one individual pursuant to such Awards granted for any performance period of four or more years, which period shall be based on a fixed number of years (provided that if the performance period is less than four years), the limit shall be subject to a corresponding pro rata reduction).

Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder, are not subject to the foregoing limits. The Committee may establish overlapping performance periods; provided that, to the extent that the performance periods applicable to any individual overlap, the limit (and any required pro rata reduction) with respect to a subsequent performance period shall be reduced by the amount of the limit of a prior performance period attributable to the overlapping portion of any such prior performance period. At the end of any performance period for which there is a subsequent overlapping period, when the amount payable to an individual with respect to the former performance period is known, the Committee

A-1

shall determine the amount attributable to each year within the performance period, by allocating the amount payable over the performance period on a straight-line basis.”

3.    Any reference to “Cash Incentive Award” following Section 3.2 that, based on the amendments above, should be construed to refer to Cash Incentive Award or Stock Award (as added by new subsection 3.1(b) of the UIP), shall be construed by the Board and Committee to refer also to a Stock Award as appropriate.

4.    Except as amended herein, the UIP is hereby confirmed in all other respects.

A-2

APPENDIX A-1

SEARS HOLDINGS CORPORATION

2007 EXECUTIVE LONG-TERM INCENTIVE PROGRAM (LTIP)

SECTION 1

GENERAL

1.1.    Purpose.    The Sears Holdings Corporation 2007 Executive Long-Term Incentive Program (the “LTIP”) is a performance-based program. The LTIP is designed to motivate certain salaried employees of Sears Holdings Corporation (the “Company”), Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation and their Subsidiaries, to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the LTIP align Participants’ financial incentives with the financial goals of the Company. Both (a) Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”), and (b) Awards not so structured, may be issued hereunder.

1.2.    Operation, Administration, and Definitions.    The operation and administration of the LTIP, including the Awards made under the LTIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the LTIP shall be defined as set forth in the LTIP (including as defined in Section 9). The LTIP is established under, and constitutes a part of, the Sears Holdings Corporation Umbrella Incentive Program (the “UIP”), which UIP was previously approved by shareholders. All Awards hereunder are contingent on shareholder approval of the First Amendment to the UIP.

SECTION 2

PARTICIPATION

2.1.    Eligible Employee.    The term “Eligible Employee” means those salaried employees of the Company or a Subsidiary who (a) hold a position of vice president or higher and (b) are designated as Eligible Employees by the “Committee” (as such term is defined in Section 6.2 and further described in Section 7). Subject to the terms and conditions of the LTIP, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the LTIP, and thereby become “Participants” in the LTIP. Participants will be required to execute an Executive Severance/Non-Compete Agreement.

2.2.    New Hires; Promotions.    The Committee may designate as Participants those employees whom the Committee determines have been newly hired or promoted into the group identified in subsection 2.1(a) above after the original March 5, 2007 Award date, provided, that the terms and conditions of Awards to such individuals shall be subject to (a) a fraction, the numerator of which is the number of full days during the Performance Period that the Eligible Employee was a Participant in the LTIP and the denominator of which is the number of full days in the Performance Period and (b) if Awards to such individuals are intended to meet the requirements of Code Section 162(m), such other adjustments as the Committee deems necessary or desirable to qualify such Awards as “performance-based compensation” for purposes of Code Section 162(m).

2.3.    Demotions.    If a Participant is demoted below a position of vice president, as of the date of such demotion, the individual will no longer be a Participant, will be deemed to have forfeited any unvested portion of his or her Stock Award, and will receive no distribution from this LTIP under Section 4.

SECTION 3

INCENTIVE AWARDS

3.1.    Target Incentive Awards.    On or after February 21, 2007, the Committee may award a “Target Incentive Award” (as such term is defined in subsection 3.1(a) below) to each Participant designated by the Committee, in an amount determined by the Committee in its sole discretion. In connection with such Awards, the Committee shall establish the “Target LTIP EBITDA” (as defined in Section 3.3 below). The Committee may grant more than one Target Incentive Award to a Participant. All Awards hereunder shall be contingent on shareholder approval of the First Amendment to the UIP in accordance with Code Section 162(m) and the regulations promulgated thereunder, and no amount shall be paid under any Award, unless and until shareholder approval of the First Amendment to the UIP has been obtained in accordance with Code Section 162(m) and the regulations thereunder.

A-1-1

(a)    A “Target Incentive Award” shall, at the date of grant, consist of a “Stock Award” (as defined under the First Amendment to the UIP), the value of which shall be equal to two (2) times an assigned percentage of the Participants rate of pay at the time the Stock Award is granted, with the number of shares of Company common stock (“Stock”) determined based on (i) with respect to the original March 5, 2007 grants, the closing Stock price on such grant date and (ii) with respect to any grant thereafter, the Tock price at time of the grant. The Company shall distribute the Target Incentive Award, at the time specified in, and in accordance with the provisions of, Section 4, below, as applicable, in an amount equal to the Participant’s Target Incentive Award multiplied by the applicable Award Multiple set forth in Section 3.4, below, subject to approval of the final award amount by the Committee and to the provisions of Section 6.3.

(b)    A Target Incentive Award shall generally be satisfied by a distribution in the number of shares of Stock equal to the Stock Award described in subsection (a) of this Section 3.1, provided that issuance of any shares of Stock in accordance with this subsection 3.1(b) shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Stock Awards hereunder (which in no event shall be an employee stock purchase plan).

3.2.    Performance Period.    The “Performance Period” shall be the Company’s 2007, 2008, 2009 and 2010 Fiscal Years, provided that:

(a)    In the event that the LTIP EBITDA is 100% of Target LTIP EBITDA in the 2007, 2008 or 2009 fiscal year, the Performance Period shall be three (3) years and end as of the last day of the 2009 fiscal year.

(b)    In the event that the LTIP EBITDA is 100% of Target LTIP EBITDA in the 2010 fiscal year (but not in the 2007, 2008 or 2009 fiscal years), the Performance Period shall be four (4) years and end as of the last day of the 2010 fiscal year.

(c)    In the case of an employee who is newly hired or promoted into the group of Eligible Employees after the first day of the Company’s 2007 Fiscal Year, the Performance Period shall be such shorter period in accordance with Section 2.2 above, subject to the requirements of Code Section 162(m), if applicable.

A Target Incentive Award shall be payable, if at all, to each Participant, in accordance with Section 4, if in any of the four fiscal years that constitute the Performance Period, the Target LTIP EBITDA (as defined in subsection 3.3(b) below) is achieved. The amount of the Stock Award shall be determined at the completion of the applicable Performance Period in accordance with this Section 3.2, and Section 4.1 below.

3.3.    “LTIP EBITDA.”

(a)    LTIP EBITDA.    Subject to adjustment, if any, in accordance with subsection (c) of this Section 3.3, “LTIP EBITDA” refers to earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada (referred to as the “Domestic Company”), less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more); the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities. If after February 21, 2007, the Domestic Company acquires assets or an entity that has associated EBITDA (measured using the same principles as those described in the preceding provisions of this Section 3.3(a) in its last full fiscal year prior to the acquisition, of greater than or equal to $100,000,000, any EBITDA associated with such assets or entity (after its acquisition) and during the Performance Period shall be disregarded in determining LTIP EBITDA under this Section 3.3(a).

(b)    Target LTIP EBITDA.    Subject to adjustment, if any, in subsection (c), “Target LTIP EBITDA” refers to the target level of LTIP EBITDA, for the Performance Period, established by the Committee (or a subcommittee thereof) in accordance with Section 3.2, above.

(c)    Adjustments to Target LTIP EBITDA.    The LTIP EBITDA incentive target contemplates that the Domestic Company remains approximately the same size over the period of the LTIP. If, after February 21, 2007, the Domestic Company divests itself of assets or an entity that has associated EBITDA (measured using the same principles as those described in subsection 3.3(a)) in its last full fiscal year prior to the divestiture of greater than or equal to $100,000,000, Target LTIP EBITDA for the Company’s fiscal year in which the divestiture occurs will be decreased by actual EBITDA of such assets or entity for the portion of such assets’ or entity’s last full fiscal year prior to the divestiture corresponding to the portion of the Company’s fiscal year (in which the divestiture occurs)

A-1-2

remaining after the divestiture occurs; and Target LTIP EBITDA for each of the following fiscal years of the Company, if any, in the Performance Period will be decreased by the actual EBITDA of such assets or entity for such assets’ or entity’s last full fiscal year prior to the divestiture.

3.4.    “Award Multiple.”    If LTIP EBITDA is 100% of Target LTIP EBITDA in 2007, 2008 or 2009, the Award Multiple shall be 100%. If LTIP EBITDA is 100% of Target LTIP EBITDA in 2010 but not in the 2007, 2008 or 2009 fiscal years, the Award Multiple shall be 50%.

3.5.    Limitation on Individual Awards.    Notwithstanding anything herein to the contrary, the value of the total Stock Award paid to any Participant pursuant to the LTIP shall in no event exceed (a) $15 million if payable under subsections 3.2(a) and 4.1(a), and (b) no more than $20 million if payable under subsections 3.2(b) and 4.1(b), in accordance with the UIP, as amended by the First Amendment to the UIP.

3.6.    Additional Requirements.    All Target Incentive Awards awarded under the LTIP are subject to the provisions of Sections 4, 5 and 6.

SECTION 4

DISTRIBUTION

4.1.    Graduated Vesting and Distribution.    Subject to Sections 5 and 6, the shares of Stock that result from the payout formula described in Section 3 shall be distributed as follows:

(a)    If LTIP EBITDA is 100% of Target LTIP EBITDA in the 2007, 2008 or 2009 fiscal year and:

(i)    If the 2009 fiscal year end Stock value is less than or equal to the original grant value of the Stock, 100% of the Stock Award shall be paid within two and one half months of the close of the 2009 fiscal year; or

(ii)    If the 2009 fiscal year end Stock value is greater than the original grant date value of the Stock:

(A)	The number of shares equivalent to the value of the Target Incentive Award on the original grant date shall be paid within two and one half months of the close of the 2009 fiscal year (i.e., the “initial payment date”) and shall be vested as of such date;

(B)	Fifty percent (50%) of the remaining unvested portion of the Stock Award shall be paid within two and one half months of the close of the 2010 fiscal year and shall be vested as of such date; and

(C)	The remaining Fifty percent (50%) of the unvested portion of the Stock Award shall be paid within two and one half months of the close of the 2011 fiscal year and shall be vested as of such date.

(b)    If LTIP EBITDA is 100% of Target LTIP EBITDA in the 2010 fiscal year but not in the 2007, 2008 or 2009 fiscal years, 50% of the Stock Award will forfeit as of the close of the 2009 fiscal year and:

(i)    If the 2010 fiscal year end Stock value is less than or equal to the original grant value of the Stock, the remaining 50% of the Stock Award shall be paid within two and one half months of the close of the 2010 fiscal year; or

(ii)    If the 2010 fiscal year end Stock value is greater than the original grant date value of the Stock:

(A)	The number of shares equivalent to the value of the Target Incentive Award on the original grant date shall be paid within two and one half months of the close of the 2010 fiscal year (i.e., the “initial payment date”) and shall be vested as of such date; and

(B)	The remaining unvested Stock Award shall be paid within two and one half months of the close of the 2011 fiscal year and shall be vested as of such date.

Notwithstanding anything herein to the contrary, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant, but in no event later than required by Code Section 409A to avoid being treated as deferred compensation under Code Section 409A. The date as of which payment is made in accordance with this Section 4.1 is referred to herein as the “initial payment date” or “payment date”, as applicable.

4.2.    Termination of Employment and Other Provisions.    All distributions are subject to the provisions of Sections 5 and 6, below.

A-1-3

SECTION 5

TERMINATION OF EMPLOYMENT

5.1.    Termination Prior to Initial Payment Date.    If a Participant incurs a termination of employment (voluntary or involuntary and for any reason) prior to the initial payment date (as defined in Section 4.1) of the applicable Performance Period, the Participant shall forfeit all of his or her Target Incentive Award.

5.2.    Termination After Initial Payment Date.    If a Participant incurs a termination of employment after the initial payment date (as defined in Section 4.1) of the applicable Performance Period, the effect of termination of employment on a Participant’s right to receive the remaining unvested portion of his or her Stock Award shall depend on the reason for the termination, as described below.

(a)    Voluntary Termination or Involuntary Termination with Cause.    In the event that a Participant (i) voluntarily terminates employment (unless the Participant (1) retires, in accordance with the definition of “retires” or “retirement” contained in the written Company Human Resources Policy as in effect from time to time, or with written consent of the Committee or (2) voluntarily terminates for “Good Reason”), or (ii) is involuntarily terminated for “poor performance” or with “Cause” after the initial payment period but prior to the payment date(s) for any remaining unvested Stock Award, such Participant shall forfeit all of his or her remaining unvested Stock Award. “Good Reason”, “Poor performance” and “Cause” shall be as defined in the Participant’s Executive Severance/Non-Compete Agreement or other employment contract, or if such term does not appear therein, then as defined in Section 9.

(b)    Retirement, Disability, Voluntary Termination for Good Reason or Involuntary Termination without Cause.    In the event that, after the initial payment date but prior to the payment date of the remaining unvested portion of his or her Stock Award, a Participant (i) retires (as defined in subsection 5.1(a) above), (ii) suffers a permanent and total disability (as defined in the written Company Human Resources Policy) while employed by the Company or a Subsidiary, (iii) voluntarily terminates for Good Reason (as defined in subsection 5.1(a) above), or (iv) is involuntarily terminated on account of job elimination (rather than poor performance) and without Cause (as defined in subsection 5.1(a) above), subject to Section 6, below, such Participant shall be entitled to a distribution of such remaining unvested Stock Award, if any, that would otherwise be payable to the Participant under Sections 3.1 and 4.1 above, without pro-ration and payable as soon as administrative feasible after the Participant’s termination date; provided, however, that in no event shall a Participant receive any payment hereunder unless as of his or her date of termination, the Participant had been employed by one or more of the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation or one of their Subsidiaries, for at least twelve (12) months of the Performance Period applicable to such individual.

(c)    Death.    In the event that a Participant dies while employed by the Company or a Subsidiary and after the initial payment date but prior to the payment date of the remaining unvested portion of his or her Stock Award, the estate of such Participant shall be entitled to a distribution of such remaining unvested Stock Award, if any, that would otherwise be payable to the Participant under Sections 3.1 and 4.1 above, without pro-ration and payable as soon as administrative feasible after the Participant’s termination date; provided, however, that in no event shall a Participant receive any payment hereunder unless as of his or her date of termination, the Participant had been employed by one or more of the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation or one of their Subsidiaries, for at least twelve (12) months of the Performance applicable to such individual.

SECTION 6

OPERATION AND ADMINISTRATION

6.1.    Source of Awards.    Stock Awards under the LTIP shall be settled in shares of Stock distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan.) In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.2.    Committee.    The LTIP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), as further described in Section 7. Any determinations by the Committee regarding this LTIP are binding on all Participants. The Committee may make additional changes that it deems appropriate for the effective administration of the LTIP. Subject to Section 6.3, these changes may not increase the benefits to which Participants may become entitled under the LTIP, nor change the pre-established measures in goals that have been approved.

A-1-4

6.3.    Negative Discretion.    Notwithstanding anything in the LTIP to the contrary, prior to the settlement of any Stock Award, the Committee may (a) reduce the amount of such Award or the number of shares of Stock to be delivered in connection with such Award, and (b) with respect to Awards that are not designated as intended to meet the requirements of “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder, may change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of stock or amount of cash to be delivered in connection with such Award.

6.4.    General Restrictions.    Delivery of shares of Stock under the LTIP, in satisfaction of a Stock Award, shall be subject to the following:

(a)    Notwithstanding any other provision of the LTIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the LTIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)    To the extent that the LTIP provides for issuance of Stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any exchange or similar entity.

6.5.    Tax Withholding.    All distributions under the LTIP are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the LTIP on satisfaction of the applicable withholding obligations. To the extent permitted by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this subsection (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require)); or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the LTIP, provided, however, that such shares under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.6.    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards shall be satisfied through delivery of shares of Stock (evidenced by a book entry by the Company’s transfer agent), subject to Section 6.4 and the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.7.    Transferability.    Except as otherwise provided by the Committee, Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.8.    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the LTIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the LTIP, as the Committee shall require.

6.9.    Award Agreement.    Any Award under the LTIP shall be subject to such terms and conditions, not inconsistent with the LTIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.10.    Action by Company or Subsidiary.    Any action required or permitted to be taken under the LTIP by the Company, Sears Holdings Management Corporation, Sears Roebuck and Co., Kmart Holding Corporation or any Subsidiary, if any, of the foregoing shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

A-1-5

6.11.    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12.    Limitation of Implied Rights.

(a)    Neither a Participant nor any other person shall, by reason of participation in the LTIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the LTIP. A Participant shall have only a contractual right to the Stock (or cash), if any, payable under the LTIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the LTIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    The LTIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the LTIP, unless such right or claim has specifically accrued under the terms of the LTIP. Except as otherwise provided in the LTIP, no Award under the LTIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.13.    Evidence.    Evidence required of anyone under the LTIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.14.    Corporate Transaction.    In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve but in no event increase the benefits or potential benefits of the Awards; provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are designated as intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder, to cease to qualify as “performance-based compensation” under Code Section 162(m). Actions permitted under the preceding sentence by the Committee may include any adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.)

SECTION 7

COMMITTEE

7.1.    Administration.    As provided in Section 6.2, the authority to control and manage the operation and administration of the LTIP shall be vested in the Committee.

7.2.    Powers of Committee.    The Committee’s administration of the LTIP shall be subject to the following:

(a)    As provided in Section 2.1 above, the Committee shall have the authority and discretion to determine those key employees who are Eligible Employees and to select from among the Eligible Employees those persons who shall be granted Awards.

(b)    Subject to the other provisions of the LTIP, the Committee shall have the authority and discretion to determine the time or times of receipt of Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards.

(c)    The Committee shall have the authority and discretion to interpret the LTIP, to establish, amend, and rescind any rules and regulations relating to the LTIP, to determine the terms and provisions of any Award Agreement made pursuant to the LTIP, and to make all other determinations that may be necessary or advisable for the administration of the LTIP.

A-1-6

(d)    However (and subject to the requirements of Code Section 162(m), if applicable) to the extent that the Committee determines that the restrictions imposed by the LTIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(e)    Any interpretation of the LTIP by the Committee and any decision made by it under the LTIP are final and binding on all persons.

7.3.    Delegation by Committee.    The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or would cause Awards designated as intended to constitute performance-based compensation under Code Section 162(m) to not satisfy the requirements thereunder. The Committee may revoke any such allocation or delegation at any time.

7.4.    Information to be Furnished to Committee.    The Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation, and their Subsidiaries, shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Sears Roebuck and Co., Kmart Holding Corporation and their Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the LTIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the LTIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Board or Committee may, at any time, amend or terminate the LTIP, or any Award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted by the Board (or the Committee, if applicable), and no amendment may be made, without the consent of the shareholders of the Company, that would cause any Awards designated as intended to meet the requirements of “performance-based compensation” under Code 162(m) and the regulations thereunder, to cease to be deductible under Code Section 162(m). Notwithstanding anything herein to the contrary, (a) no amendment shall be made that would cause the Plan not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (b) the LTIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the LTIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

9.1.    In addition to the other definitions contained herein, the following definitions shall apply:

(a)    Award.    The term “Award” refers to any Target Incentive Award (or Stock Award) awarded under this LTIP.

(b)    Board.    The term “Board” means the Board of Directors of the Company.

(c)    Cause.    The term “Cause” shall mean (i) a material failure by a Participant (other than a failure resulting from employee’s incapacity due to a mental or physical disability) to perform the Participant’s duties and responsibilities, which failure is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such failure is in the best interests of the Company and its affiliates and is not remedied in a reasonable period of time after receipt of written notice from the Company or its affiliate specifying such failure, (ii) the commission by the Participant of a felony, or a misdemeanor involving moral turpitude, or (iii) dishonesty or willful misconduct in connection with the Participant’s employment.

A-1-7

(d)    Code.    The term “Code” means the Internal Revenue Code of 1986, as amended from time to time. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)    Fair Market Value.    The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(f)    Fiscal Year.    The term “Fiscal Year” shall mean the twelve (12) month period beginning on February 4, 2007, and thereafter the twelve (12) month period beginning on the Saturday closest to January 31 of each of calendar year 2008 and 2009.

(g)    Good Reason.    The term “Good Reason” shall mean, without a Participant’s written consent, (i) a reduction of more than 10% in the sum of the Participant’s annual base salary and target bonus from those in effect as of the date of his or her Stock Incentive Award under this LTIP; (ii) the Participant’s mandatory relocation to an office more than fifty (50) miles from the primary location at which the Participant is required to perform his or her duties immediately prior to the date of his or her Stock Incentive Award under this LTIP; or (iii) failure of a successor company to assume or fulfill the obligations under the Participant’s Executive Severance/Non-Compete Agreement, in each case continuing more than thirty (30) days after receipt by the Company of written notice from the Participant specifying the facts giving rise to his or her claim that ‘Good Reason’ exists for purposes of the LTIP and/or the Participant’s Executive Severance/Non-Compete Agreement, and provided that “Good Reason” shall cease to exist for any event on the sixtieth (60th.) day following the later of its occurrence or Participant’s knowledge thereof.

(h)    Performance-Based Compensation.    The term “performance-based compensation” shall have the meaning under Code Section 162(m) and the regulations thereunder.

(i)    Poor Performance.    The term “poor performance” shall mean the circumstance in which a Participant receives a below-expectations rating in any primary performance category per the Company performance management system within six (6) months prior to the date that the Participant is terminated.

(j)    Subsidiary.    The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

SECTION 10

EXPIRATION OF LTIP

The LTIP shall expire, subject to earlier termination pursuant to Section 8, on the date on which all Stock Awards (if any) are paid in full in accordance with the provisions of the LTIP.

A-1-8

PROXY VOTING INSTRUCTION CARD
P.O. BOX 8648 EDISON NJ 08818-8648

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Sears Holdings Corporation that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, the Kmart Retirement Savings Plan for Puerto Rico Employees and the Kmart Retirement Savings Plan for Manteno Distribution Center Union Employees, and the Sears Holdings Corporation Associate Stock Purchase Plan brokerage account.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Sears Holdings Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or via the Internet,
you do not need to mail in your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SEARH1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SEARS HOLDINGS CORPORATION
The Board of Directors recommends a vote
FOR proposals 1 through 3.
Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________________
1. The nominees for election to the Board of Directors are:
01. William C. Crowley	05. Richard C. Perry	☐	☐	☐
02. Edward S. Lampert	06. Ann N. Reese
03. Aylwin B. Lewis	07. Emily Scott
04. Steven T. Mnuchin	08. Thomas J. Tisch

Vote On Proposals	For	Against	Abstain		For	Against	Abstain

2. Approve the first amendment to the Sears Holdings Corporation Umbrella Incentive Program	☐	☐	☐	3. Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2007	☐	☐	☐

NOTE: Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐			Yes	No

				HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2007 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

DIRECTIONS TO SEARS HOLDINGS CORPORATION

Directions from Midway Airport:

Take I-290, Eisenhower Expressway, West. This will turn into Rt. 53 North, approximately 25 miles out of the Loop. Follow Rt. 53 North and exit on I-90 West, Northwest Tollway. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

P R O X Y

Sears Holdings Corporation

This Proxy is Solicited on Behalf of the Board of Directors

of Sears Holdings Corporation

The undersigned, revoking any proxy previously given, hereby appoint(s) William R. Harker, William K. Phelan and Allen R. Ravas, all of whom are officers of Sears Holdings Corporation, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of Sears Holdings Corporation, and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting, or at any adjournment or postponement of the meeting.

This card also provides voting instructions for any common shares held on the undersigned’s behalf in the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, the Kmart Retirement Savings Plan for Puerto Rico Employees, the Kmart Retirement Savings Plan for Manteno Distribution Center Union Employees, and the Sears Holdings Corporation Associate Stock Purchase Plan brokerage account.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors and FOR proposals 2 and 3, except for any shares the undersigned holds in the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, the Kmart Retirement Savings Plan for Puerto Rico Employees and the Kmart Retirement Savings Plan for Manteno Distribution Center Union Employees, which will be voted according to the rules of those plans, and his or her Sears Holdings Corporation Associate Stock Purchase Plan brokerage account, which will not be voted.

SEE REVERSE SIDE